APPRAISAL REPORT

                                       OF

                             THE "Y" SHOPPING CENTER
                             17164 FRONT BEACH ROAD
                           PANAMA CITY BEACH, FLORIDA
                                    (C97-152)

                                       FOR

                                MR. LARRY MILLER
                             MERRILL LYNCH & COMPANY
                      WORLD FINANCIAL CENTER - NORTH TOWER
                               NEW YORK, NY 10281

                                      AS OF

                                 AUGUST 9, 1997
                                OCTOBER 28, 1997
                                FEBRUARY 8, 1998

                                       BY

                        HOWARD J. PORTER, JR., MAI, CCIM
                      MATTHEW S. RICE, ASSOCIATE APPRAISER
                            H. J. PORTER & ASSOCIATES
                                 631 STAGE ROAD
                                   P.O. BOX 28
                           AUBURN, ALABAMA 36831-0028
                                 (334) 826-8682

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                            H.J. Porter & Associates
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                      H.J. PORTER & ASSOCIATES - LETTERHEAD



                                 August 28, 1997

Mr. Larry Miller
Merrill Lynch and Company
World Financial Center - North Tower
New York, NY 10281

                                   Re:  The "Y" Shopping Center
                                        17164 Front Beach Road
                                        Panama City, Florida

Dear Mr. Miller:

At your request, the undersigned Associate has inspected and we have made an appraisal of the above referenced property. The purpose of this appraisal was to estimate the "As Is" market value of the leased fee interest, the Prospective Market Value "At Completion", and the Prospective Market Value "At Stabilized Occupancy" in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. AS SUCH, THE ESTIMATED VALUES OF THE SUBJECT PROPERTY ARE SUBJECT TO THE ABOVE CONDITIONS.

This complete appraisal, communicated in a self contained narrative report, has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) as amended by the Comptroller of the Currency.

The property was valued at three points in time: "As Is", as of the date of inspection by the Associate Appraiser, "At Completion", as of the developer's estimated date of completion of the proposed renovation and building addition, and "At Stabilized Occupancy", as of the estimated date of stabilized occupancy.

Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the subject's leased fee interest has market values as follows:

"AS IS" MARKET VALUE ESTIMATE
AS OF AUGUST 9, 1997


                   FOUR MILLION THREE HUNDRED THOUSAND DOLLARS
                   -------------------------------------------
                                  ($4,300,000)


      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Larry Miller
August 28, 1997
Page #2


PROSPECTIVE MARKET VALUE ESTIMATE
"AT COMPLETION"
AS OF OCTOBER 28, 1997


             FOUR MILLION THREE HUNDRED EIGHTY FIVE THOUSAND DOLLARS
             -------------------------------------------------------
                                  ($4,385,000)

PROSPECTIVE MARKET VALUE ESTIMATE
"AT STABILIZED OCCUPANCY"
AS OF FEBRUARY 8, 1998


                   FOUR MILLION FOUR HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($4,400,000)
          Divided as:    Improvements            $3,733,000
                         Land                       667,000
                         Total                   $4,400,000

Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that our employment was not conditional upon our producing a specific value with a given range. Future employment prospects with Merrill Lynch and Co. are not dependent upon our producing a specified value. Also, neither payment of our fee, nor our employment are/were based upon whether a loan application is approved or disapproved. We appreciate the opportunity to be of service to you in this matter.

The attached report is submitted in support of these conclusions.

                                Yours very truly,

/s/  Howard J. Porter
---------------------
Howard J. Porter, Jr., MAI, CCIM
Certified General Real Property Appraiser
Alabama Certificate #G51



/s/  Matthew S. Rice
--------------------
Matthew S. Rice, Associates
Certified General Real Property Appraiser
State of Florida Temporary Practice Permit #0001154


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                            H.J. Porter & Associates
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS


PROPERTY IDENTIFICATION:                The "Y" Shopping Center
                                        17164 Front Beach Road
                                        Panama City, FL

PROPERTY RIGHT APPRAISED:               Leased Fee Estate

HIGHEST AND BEST USE
AS VACANT AND IMPROVED:                 Neighborhood Shopping Center

DATES OF VALUE:
     "As Is":                           August 9, 1997
     "At Completion":                   October 28, 1997
     "At Stabilized Occupancy":         February 8, 1998

SITE DATA:                              6.06 Acres or 263,974 Sq. Ft.

BUILDING DATA:                          68,336 Sq. Ft. - Proposed GBA
                                        66,048 Sq. Ft. - Proposed NLA
                                        divided as:
                                            Winn Dixie -         46,422 Sq. Ft.
                                            Eckerd Drugs -       10,356 Sq. Ft.
                                            Laundry (Harris) -   2,050 Sq. Ft.
                                            Vacant -             1,200 Sq. Ft.
                                            Vacant -             1,200 Sq. Ft.
                                            Vacant -             1,820 Sq. Ft.
                                            Express Laundry -    1,350 Sq. Ft.
                                            Vacant -.            1,650 Sq. Ft

ESTIMATED LAND VALUE:                   $667,000

PROSPECTIVE MARKET VALUE INDICATIONS
"AT STABILIZED OCCUPANCY":
     Cost Approach                      $3,950,000
     Income Approach                    $4,420,000
     Sales Comparison Approach          $4,300,000

PROSPECTIVE MARKET VALUE
"AT STABILIZED OCCUPANCY":              $4,400,000

PROSPECTIVE MARKET VALUE
"AT COMPLETION":                        $4,385,000

"AS IS" MARKET VALUE:                   $4,300,000


                                                 H. J. Porter & Associates, Inc.
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                                TABLE OF CONTENTS

Intended Use of Appraisal......................................................1
Special Assumptions and Limiting Conditions....................................1
Environmental Considerations...................................................2
Scope of the Assignment........................................................2
Type Appraisal/Type Report.....................................................3
Date of Value Estimate.........................................................3
Exposure Time..................................................................3
Property Ownership.............................................................3
Property Location..............................................................4
Zoning/Public Utilities........................................................4
Legal Description/Land Size....................................................5
Ad Valorem Tax Analysis........................................................7
Purpose of Appraisal/Definition of Value ......................................9
Rights Appraised...............................................................9
Area Analysis - Panama City/Bay County, Florida...............................10
Neighborhood Analysis.........................................................14
Site Analysis.................................................................17
Description of Improvements...................................................18
Highest and Best Use..........................................................20
The Appraisal Process.........................................................23
Land Value - Direct Comparison................................................26
Cost Approach to Value........................................................32
Income Approach to Value......................................................36
Sales Comparison Approach.....................................................59
Reconciliation and Final Value Estimate.......................................73
Value "At Completion".........................................................74
Valuation - "As Is"...........................................................77
Certification.................................................................78

EXHIBITS
     Location Map..................................................Facing Page 4
     Area Map.....................................................Facing Page 10
     Subject Photographs..........................................Facing Page 14
     Site Plan....................................................Facing Page 17
     Land Sales Map...............................................Facing Page 30
     Rental Comparable Map........................................Facing Page 38
     Improved Sales Map...........................................Facing Page 70

REAR EXHIBITS
     Lease Synopsis
     Korpacz Real Estate Investor Survey
     Engagement Letter
     Assumptions and Limiting Conditions
     Qualifications
     Certifications


                                                 H. J. Porter & Associates, Inc.
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                                                                               1

INTENDED USE OF APPRAISAL

This appraisal has been requested to function as an underwriting guide for mortgage loan purposes and for use in securitization of mortgages. Accordingly, this appraisal may be provided by Merrill Lynch & Co. to potential investors in a securitization or other sale of mortgage loans.

The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation.

SPECIAL LIMITING CONDITIONS AND ASSUMPTIONS

The value estimates presented within this report are subject to the satisfactory completion of the proposed renovation and building addition. Satisfactory completion includes the development of the improvements without significant changes or in size or construction quality from that reported herein. Complete plans and specifications were not provided to the appraisers. Interviews with representatives of the owners were used to determine the quality, extent and costs of the proposed renovation and additions.

The subject property does not appear to meet the current parking requirements of the City of Panama City Beach. No parking variance was found on file at the building department. A building permit was recently issued by the city that allowed for an expansion of the Winn Dixie Store, which indicates that the property as it exists today is likely a legal non-conforming use in regards to the current parking requirement. The subject property is proposed for an addition of 1,200 square feet of shop space.

According to discussions with Jerry Smith with the building department, the property would need to either be in conformance with parking requirements for an expansion to be allowed, or have a variance permitting such non-conformance. Tom Newton, a representative of the owner, indicated that the City has given a verbal agreement to allow for the expansion. This appraisal specifically assumes that a zoning variance can be obtained to allow for the 1,200 square foot expansion, as proposed. The value estimates presented within this report are subject to the completion of the addition to the shopping center as proposed. If the proposed shop space expansion is not legally allowed, the appraisers reserve the right to alter the value conclusions.

The Eckerd's lease stipulates that parking can not be less than 5.5 spaces per 1,000 square feet of gross building area. The current parking ratio falls below this ratio. According to Woody Camp with Newton, Oldarcre, McDonald, Eckerd Drugs signed an amendment to the lease allowing for the current parking ratio. However, no copy of the lease amendment was provided. It is specifically assumed that the proposed 1,200 square foot expansion will not effect the current agreed upon parking ratio. The values estimates found herein are subject to Eckerd's approval of the subject's parking ratio.


                                                 H. J. Porter & Associates, Inc.
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                                                                               2

ENVIRONMENTAL CONSIDERATIONS

No current Environmental Site Assessment was provided to the appraisers. The appraised value contained herein assumes that the subject is free of any environmental contamination or atypical soil conditions.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under one management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three traditional approaches to value with consideration given to the current status of the retail market in Panama City Beach, Florida and the surrounding market area. In the Cost Approach, local real estate professionals and appraisers were contacted and a search of public records undertaken to locate comparable land sales. A detailed inspection of the site and improvements was made by the Associate Appraiser. Construction details were obtained from the physical inspection and from site plans provided by the owners. Current cost estimates were obtained from the Marshall Valuation Service, a nationally recognized cost service indexed to the Panama City, Florida market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviewing local leasing and management agents to determine if the contract rents for the local shop space was competitive and market oriented. Expense comparables were studied and local management companies were interviewed to estimate the appropriate expense deductions. The resulting net operating income was then capitalized into a present value estimate by direct capitalization. Where information was provided, the comparable improved sales found in the market approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity, and from published investor surveys.

The Sales Comparison Approach was developed after a search for sales of similar shopping centers. To locate appropriate sale comparables, Realtors(R), appraisers, mortgage lenders, and developers were interviewed. The sales located were compared to the subject with adjustments made for items of difference.

After development of the three approaches, the value indications derived were reconciled to provide a value estimate for the subject property as of the effective date of appraisal.


                                                 H. J. Porter & Associates, Inc.
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                                                                               3

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and the communication to the client is a "Self-Contained Appraisal Report" in accordance with Standard Rule 2-2a.

DATE OF VALUE ESTIMATE

The subject was valued at three points in time: "As Is", as of the date of inspection by the Associate Appraiser, "At Completion", as of the developer's estimated date of completion of the proposed renovation and building addition - October 28, 1997, and "At Stabilized Occupancy", as of the estimated date of stabilized occupancy - February 8, 1998.

The "At Completion" and "At Stabilized Occupancy" values represent prospective market value estimates. The data utilized in preparing this appraisal was researched, gathered, and/or updated during the period August 9 through August 26, 1997. The date of the appraisal is August 28, 1997, which is the date of the transmittal letter.

The Dictionary of Real Estate Appraisal, 3rd Edition, Page 283, defines Prospective Value Estimate as:

          "A forecast of the value expected at a specified future date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the appraisal report is written."

EXPOSURE TIME

The estimated exposure time for the subject property, to obtain the values communicated herein, is estimated to have been one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the comparable sales found in the Sales Comparison Approach.

PROPERTY OWNERSHIP

The subject property is under the ownership of:

                               WYE Partners, Ltd.
                                 P.O. Box 680176
                              250 Washington Street
                            Prattville, AL 36067-3603


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                        [ROAD MAP OF PANAMA CITY BEACH]

                                  LOCATION MAP
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PROPERTY OWNERSHIP - (CONTINUED)                                               4

The 6.06 acre property was purchased by the current owners on November 17, 1994 from The Lincoln National Life Insurance Company for $1,338,000. Several factors influenced the sale price. At the time of purchase, the Winn Dixie lease was at a significantly lower rate. Prior to the sale, negotiations were underway for an expansion and renovation of Winn Dixie, but no deal was finalized. Also, all but one of the shop spaces were vacant. According to Woody Camp, a representative with the Grantee, Lincoln National had previously foreclosed on the property and by so doing had inherited a pending lawsuit with an adjacent property owner. Lincoln National did not want to litigate and sought to dispose of the property. The current owners put the property under contract, settled the lawsuit, and finalized the Winn Dixie lease amendment. This led to the expansion and renovation under a new lease at a significantly higher rental rate. Since the purchase, the Winn Dixie space was renovated and expanded and substantial site improvements have been performed.

No other transactions involving the subject property have occurred in the five years prior to the date of appraisal. Additionally, to the best of our knowledge, there are no pending offers to purchase the subject property nor is it currently listed for sale.

PROPERTY LOCATION

The subject property is located at the intersection of U.S. Highway 98 (Front Beach Road) and State Road 79. The property fronts along the north side of these intersecting streets. The property is within the city limits of Panama City Beach, Florida in Bay County. It is located by street address as:

                             The "Y" Shopping Center
                             17164 Front Beach Road
                              Panama City, Florida

ZONING/PUBLIC UTILITIES

The subject property is located in the city limits of Panama City Beach, Florida and is subject to that city's zoning regulations. The site is currently zoned T3 (Tourist District - Accommodations and Retail Sales). Allowed uses include apartments, arcades and game rooms, hotels, motels, condominiums, churches, clubs, lounges, lodges, parking lots, business uses, professional uses, personal services, drive-in facilities, retail sales and services, and single-family dwellings.

This zoning classification calls for a minimum side yard setback of 5 feet, minimum rear yard setback of 10 feet, and a minimum setback of 25 feet from the road right-of-way. The maximum allowed lot coverage is 80%. There is no maximum building height.

According to Jerry Smith with the City of Panama City Beach Planning Department, the parking requirement is two spaces per each 250 square feet of gross floor area. Thus, considering the


                                                 H. J. Porter & Associates, Inc.
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ZONING AND PUBLIC UTILITIES - (CONTINUED)                                      5

subject's gross size of 68,336 square feet, it appears that 547 parking spaces are required. A site plan provided by management indicates that the subject property has 331 parking spaces. The zoning office did not locate a parking variance on file. However, a building permit was recently issued allowing for an expansion of the Winn Dixie space, which would tend to indicate that the subject property is a legal non-conforming use in regards to parking. Please see the Special Assumptions and Limiting Conditions section of this report in regards to parking and the proposed 1,200 square foot building addition.

The subject has all necessary utilities including electricity, gas, water, sanitary sewer, and telephone in sufficient quantities to sustain commercial development. Public services such as police and fire protection are provided by the City of Panama City Beach, Florida.

LEGAL DESCRIPTION/LAND SIZE

The legal description for the subject property was obtained from a survey prepared by County Wide Surveying, Inc., on November 11, 1994 and provided by the owners, Wye Partners, Ltd. The subject property is legally described as:

          Commence at the intersection of the west line of Section 18, Township 3 south, Range 16 West, Bay County, Florida and the north right of way line of U.S. Highway 98; thence south 61 degrees 06'16" East along said right of way 996.88 feet to the east right of way line of a proposed 40 foot street and the point of beginning; thence North 01 degrees 18'24" East, 522.50 feet; thence South 88 degrees 50'22" East,
          434.94 feet to the west boundary line of El Centro Beach; thence South 01 degrees 09'38" West along said line 630 feet to a point on a curve on the North right of way line of Hwy. 98; thence on a chord bearing of North 84 degrees 20'26" West, a distance of 273.39 feet to the P.C. of said curve; thence North 61 degrees 06'16" West on the North right of way of Hwy. 98, 184.92 feet to the Point of Beginning, containing
          6.06 acres, more or less.

The subject property is irregular in shape and contains a total land area of
6.06 acres. The subject parcel has approximately 458 feet of frontage on the north side of U.S. Highway 98 (Front Beach Road) and State Road 79.

As indicated previously, the subject property is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. The other shopping centers included in the portfolio are listed as follows:

Greenbrier Station Shopping Center
Anniston, AL

Clanton Marketplace
Clanton, AL

Betts Crossing Shopping Center
Opelika, AL


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LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)                                      6

Opp Marketplace
Opp, AL

Russell Crossing Shopping Center
Phenix City, AL

29 North Shopping Center
Cantonment, FL

Nine Mile Plaza Shopping Center
Pensacola, FL

Parker Shopping Center
Parker, FL

59 West Shopping Center
Bessemer, AL

Mandeville Marketplace
Mandeville, LA

Brownsville Place Shopping Center
Brownsville, TN

Chicot Crossing Shopping Center
Pascagoula, MS

Delchamps Plaza
Long Beach, MS

One Main Place
Moss Point, MS


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                                                                               7

AD VALOREM TAX ANALYSIS

The subject parcel is under the assessing authority of the Bay County Property Appraiser's Office. The 1997 millage rate has not yet been determined. The property was found on the 1996 tax rolls as:


Assessed to:                  WYE Partners, Ltd.
                              725 East Main Street
                              Prattville, AL 36067

Parcel I.D. #:                32746-100-000

Value:                        Land:               $  132,675
                              Improvements:       $  984,806
                                                  ----------
                              Total:              $1,117,481

Assessment Ratio:             100%

Local Millage Rate:           $15.3330 per $1,000 of assessed value

Annual Tax:                   $17,134


The Winn Dixie portion of the subject property was renovated and an addition was added that was completed in May 1996, according to information obtained at the Panama City Beach, Florida building department. The majority of the shop space is in poor condition and in need of the proposed renovation. The subject property is also proposed for enclosure of 1,200 square feet located underneath a roofed area that will add additional retail space to the property. Considering the proposed addition and property upgrades, it is anticipated that the assessment on the subject property will increase. The comparable properties used to estimate the subject's assessed value are illustrated in the following table.

================================================================================
AD VALOREM TAX COMPARABLES
================================================================================
Comparable Name            Yr. Built     Size- SF      App. Value     Value/SF
--------------------------------------------------------------------------------
23rd Street Plaza             1986        99,806       $3,307,529      $33.14

Middle Beach Shop. Cntr.      1994        69,877       $3,320,453      $47.52
================================================================================

The 23rd Street Plaza is an older center that is in good overall condition. Middle Beach Shopping Center is one of the newer shopping centers constructed in Bay County. The subject's assessment, considering the recent and proposed expansions and renovations, is estimated to fall near the middle portion of the tax comparable range. Based on these comparables, the estimated value for tax


                                                 H. J. Porter & Associates, Inc.
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AD VALOREM TAX ANALYSIS - (CONTINUED)                                          8

purposes is estimated at $38.00 per square foot. From this estimate of value, the subject's taxes are calculated in the following table. The tax calculation is based on the gross building area.

          ======================================================
          SUBJECT'S ESTIMATED TAX
          ======================================================
                                                        Total

          Building Area                                 68,336

          Estimated Value Per SF                        $38.00
                                                        ------
          Total Estimated Assessed Value              $2,596,768

          1996 Millage Rate                            .0153330

          Estimated Tax                                $39,816

          Estimated Tax Per SF                          $0.58
          ======================================================


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                                                                               9

PURPOSE OF APPRAISAL/DEFINITION OF VALUE

The purpose of the appraisal is to estimate the market value of the leased fee interest in the subject property. Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Glossary to the Uniform Standards of Professional Appraisal Practice, as:

          The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated,

2. Both parties are well informed or well advised, and acting in what they consider their best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, " an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease. " A lease synopsis for each of the subject's tenant leases is found in the addendum.


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                                   [AREA MAP]
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                                                                              10

AREA ANALYSIS - PANAMA CITY/BAY COUNTY, FL

The four basic factors which must be considered in analyzing an area are:

(1) Physical and Locational Factors;

(2) Economic and Financial Factors;

(3) Political and Governmental Factors; and

(4) Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject property is located in Panama City Beach, Florida, which situates the property within the Panama City/Bay County market area. The Bay County-Panama City area of Florida is located on the Gulf of Mexico-in the Panhandle region of northwest Florida. Panama City, the county seat and principal city of Bay County, is located approximately 98 miles southwest of Tallahassee, 81 miles south of Dothan, Alabama, 103 miles east of Pensacola, 300 miles southwest of Atlanta, 270 miles west of Jacksonville, Florida, and approximately 315 miles east of New Orleans, Louisiana. The average annual temperature is 68.8 degrees. Average summer temperature is 81.9 and the average winter temperature is 53.2. Annual precipitation average is 57.86 inches. Prevailing winds are southerly in the summer and northerly in the winter. The topography of the area is level.

Panama City is well-known for its beaches and popular tourist attractions. St. Andrews Bay surrounds much of Panama City providing protected harbor for facilities at the growing port of Panama City complex. Located in Bay County are Tyndall Air Force Base and the Naval Coastal Systems Center.

Bay County's local highway network includes U.S. Highways 98 and 231, and Florida Routes 20, 22, 77 and 79. Interstate Highway 10 is located 13 miles from the northern portion of Bay County. From Panama City, Interstate 10 is approximately 40 miles.

Commercial airline service at the Panama City/Bay County International Airport is provided by Northwest Airlink to Memphis, US Air Express to Tampa/Orlando, and Atlantic Southeast Airlines to Atlanta. A 55,000 square foot airport terminal was opened in 1995. Intercity bus service is provided by Southern Greyhound. The Bay Line Railroad provides freight service to Panama City business and industry and to Port Panama City. The "Bay Line" provides direct service to major industries and industrial parks in the area and interconnects with the CSX Transportation Company. Norfolk Southern Railroad in Dothan, Alabama. Port Panama City, a deepwater port (32 feet), is located directly on the Gulf Intra-Coastal Waterway and provides barge facilities as well as deep water berthing. Port Panama City was awarded Foreign Trade Zone status and is listed as Zone #65.


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AREA ANALYSIS-PANAMA CITY/BAY COUNTY, FL - (CONTINUED)                        11

ECONOMIC AND FINANCIAL FACTORS

Total employment in Bay County in May 1996 reached approximately 62,131. Because Panama City is a leading tourist location, they have large swings in their unemployment rates. According to the Florida Department of Labor and Employment Security, the January unemployment rate ranged from 10.4% to 12.9% between 1994 and 1996. By comparison, the June rate, during the same period ranged from 5.0% to 7.4%. The average annual unemployment rate in 1996 was 6.3%, an improvement from the 1995 average annual rate of 6.8%.

Leading economic sectors, based on relative employment levels, include:

1.   Government

2.   Retail and wholesale trade

3.   Services

4.   Manufacturing

Two of the primary factors of the area's economy are Tyndall Air Force Base and the Coastal Systems Station. Tyndall, located on a 29,000 acre reservation in southeastern Bay County, houses the 325th Fighter Wing, Headquarters 1st Air Force, Southeast Air Defense Sector, Weapons Evaluation Group and United State Air Force Civil Engineering Support Agency. Approximately 6,469 military and civilian personnel are employed at Tyndall. The base also services 8,476 military retirees in the area. The total economic impact in the local area was
340.4 million in fiscal 1996.

The Coastal System Station, located on 648 acres along St. Andrew Bay, is a major research and development facility in support of naval operations that take place primarily in coastal regions, such as amphibious missions, swimmer operations, diving and salvage, and mine countermeasures. The U. S. Navy School of Diving and Salvage is headquartered at NCSC. The base employs 1,369 civilian and military personnel. The total economic impact of the Naval Coast System is estimated at about 272 million annually.

Bay County is home of some 132 small and large manufacturers. Many are located in the industrial park sites which include the Hugh Nelson Industrial Park, Port Panama City Industrial Park, Bay Line Industrial Park and the Bay Industrial Park. All these parks feature complete utilities and offer easy access to the county's transportation network.

According to the Florida Statistical Abstract/1996, the population of Bay County increased from 126,994 in 1980 to 142,159 in 1996, an increase of 11.9%. The county population is projected to reach 150,242 by the year 2000 and 171,420 by the year 2010. Regardless of which population figures are used, the growth rate has been above the national average and is expected to continue into the next decade. The table below illustrates the population growth of Bay County from 1970 to 1996 and is based on the US Census count, as well as estimates obtained form the Florida Statistical Abstract/1996.


                                                 H. J. Porter & Associates, Inc.
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AREA ANALYSIS-PANAMA CITY/BAY COUNTY, FL - (CONTINUED)                        12

ECONOMIC AND FINANCIAL FACTORS

               =========================================
               YEAR                           POPULATION
               ----                           ----------
               1970                             75,283
               1975                             89,900
               1980                             97,740
               1985                            119,503
               1990                            126,994
               1996                            142,159
               =========================================

According to the Department of Revenue, Florida Department of Commerce, taxable sales in Bay County has increased annually since 1990. The table below illustrates this growth.

          ======================================================
          YEAR                    SALES                  %CHANGE
          ----                    -----                  -------
          1986                $981,466,069
          1987               $1,105,562,692               12.6
          1988               $1,144,105,257                3.5
          1989               $1,140,947,288                -.3
          1990               $1,214,344,132                6.4
          1991               $1,260,193,186                3.8
          1992               $1,389,842,586               10.3
          1993               $1,503,982,005                8.2
          1994               $1,698,365,302               12.9
          1995               $1,811,264,716                6.6
          1996               $1,845,621,286                1.9
          ======================================================

POLITICAL AND GOVERNMENTAL FACTORS

Bay County has eight incorporated municipal governmental jurisdictions, with unincorporated areas governed by the Board of Bay County Commissioners. Each municipality has a mayor/commissioner form of government.

Florida has no personal state income tax or inheritance tax. There is a state corporate tax of 5.5% of net income with an exemption on the first $5,000 of corporate profit and a retail sales tax of 6.5%. The city of Panama City has a 1% sales tax. Ad valorem taxes combine city, county, and school district levies, plus the special assessments.


                                                 H. J. Porter & Associates, Inc.
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AREA ANALYSIS PANAMA CITY/BAY COUNTY, FL - (CONTINUED)                        13

POLITICAL AND GOVERNMENTAL FACTORS

Bay County District Public Schools serve a population of more than 136,000 people within a geographic area of 758 square miles. The school district is the 21st largest in Florida, with an enrollment in excess of 26,500 students. Area students attend 33 school centers throughout the county. These schools include 20 elementary, 6 middle schools, 4 senior high schools, 3 special purpose schools and 1 vocational-technical facility. Higher education opportunities include the Gulf Coast Community College and the Florida State University, Panama City Campus.

SOCIOLOGICAL FACTORS

Bay County has a wide variety of cultural organizations that enhance the quality of life for county and area residents. They include the Music Association, Art Association, Friends of the Library and the Historical Society. Bay County also houses the Diving Museum, the only deepwater diving museum in the United States. Spiritual needs are net by over 150 churches with most denominations represented.

The Gulf of Mexico, Deer Point Lake, and other waterways and mild year-round climate combine to make Bay County one of the most popular recreational areas in the Southeast. It is nationally known for the sugar-white sand beaches and resort attractions.

Bay Medical Center has 302 beds and 187 physicians in 28 fields of specialized medicine and a total personnel count in excess of 1,600. In addition to this facility, the Columbia Gulf Coast Medical Center serves the Bay County area with 176 acute care hospital beds.

CONCLUSIONS

In summary, the Bay County and Panama City area has experienced substantial growth in population, jobs and resort popularity over the past twenty years, and continued economic and population growth is projected. The population of the county is projected to increase by between 20.6% between 1996 and 2010. Sustained by the importance of Tyndall Air Force Base and the Coastal System Station and the economic importance of the deepwater port, Bay County has been a draw for many non-military industries.


                                                 H. J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                                  [PHOTOGRAPH]

                               [GRAPHICS OMITTED]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   View of Subject's 3,000 Square foot Shop Space Building

5.   Neighborhood View Looking East on Front Beach Road

6.   Neighborhood View Looking West on Front Beach Road


                                                 H. J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                                  [PHOTOGRAPH]

                               [GRAPHICS OMITTED]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   View of Subject's 3,000 Square foot Shop Space Building

5.   Neighborhood View Looking East on Front Beach Road

6.   Neighborhood View Looking West on Front Beach Road


                                                 H. J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                                  [PHOTOGRAPH]

                               [GRAPHICS OMITTED]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   View of Subject's 3,000 Square foot Shop Space Building

5.   Neighborhood View Looking East on Front Beach Road

6.   Neighborhood View Looking West on Front Beach Road


                                                 H. J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                                  [PHOTOGRAPH]

                               [GRAPHICS OMITTED]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   View of Subject's 3,000 Square foot Shop Space Building

5.   Neighborhood View Looking East on Front Beach Road

6.   Neighborhood View Looking West on Front Beach Road


                                                 H. J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                                  [PHOTOGRAPH]

                               [GRAPHICS OMITTED]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   View of Subject's 3,000 Square foot Shop Space Building

5.   Neighborhood View Looking East on Front Beach Road

6.   Neighborhood View Looking West on Front Beach Road


                                                 H. J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS

                                  [PHOTOGRAPH]

                               [GRAPHICS OMITTED]

1.   Front View of Subject

2.   Side View of Subject

3.   Rear View of Subject

4.   View of Subject's 3,000 Square foot Shop Space Building

5.   Neighborhood View Looking East on Front Beach Road

6.   Neighborhood View Looking West on Front Beach Road


                                                 H. J. Porter & Associates, Inc.

NEIGHBORHOOD ANALYSIS

The term neighborhood is defined in "The Appraisal of Real Estate" 11th Ed. at page 189 as "a group of complementary land uses."

The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

(1)  Physical and Locational Factors

(2)  Economic and Financial Factors

(3)  Political and Governmental Factors

(4)  Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject is located at the intersection of and has frontage along both U.S. Highway 98 (Front Beach Road) and State Road 79 within the City limits of Panama City Beach, Florida.Neighborhood boundaries are generally described as Back Beach Road to the north, the Gulf of Mexico to the south, Kelly Street to the west, and Miracle Strip Parkway to the east.

The subject property is located along Front Beach Road, which is a heavily traveled two-lane road that parallels the coastline of the Gulf of Mexico. Land uses on the south side of Front Beach Road are primarily residential and service oriented uses, such as restaurants, bars, and hotels, that benefit from the Gulf of Mexico frontage. Land uses on the north side of Front Beach Road consist of primarily retail oriented commercial uses as well service oriented and recreational uses that do not require direct Gulf of Mexico frontage. State Road 77 is a two-lane highway that connects the neighborhood with Interstate Highway 10 approximately 45 miles to the north.

The seven-story Aqua Vista Condominium Complex is located across the street from the subject property. This condominium complex blocks the subject property's view of the Gulf of Mexico. Other land uses in the subject's immediate vicinity consist of scattered commercial, residential and service uses along both Front Beach Road and State Road 77.

The neighborhood is a popular location for tourists who come to enjoy the Gulf of Mexico and all of the recreational amenities of Panama City Beach and Panama City. There are also clusters of single-family homes and subdivisions located between Front and Back Beach Roads, which contain both vacation homes and permanent residents.


                                                 H. J. Porter & Associates, Inc.
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NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           15

ECONOMIC AND FINANCIAL FACTORS

Neighborhood trends are upward. According to the Florida Statistical Abstract, the population of Panama City Beach, Florida has increased from 4,051 in 1990 to 4,554 in 1996, an increase of 12.4% during the six-year period. The subject neighborhood will likely benefit from the projected population growth of Bay County, which is projected to increase by 23% between 1995 and 2010.

Tourism is vital to the neighborhood economy. According to information compiled by the Bay County Chamber of Commerce, the following table illustrates a Summary of Total Rental Units available on Panama City beach, Florida.

================================================================================
           SUMMARY OF TOTAL RENTAL UNITS AVAILABLE- PANAMA CITY BEACH
================================================================================
Type of Accommodation                Total Number      Total # of Units
---------------------                ------------      ----------------
Hotels/Motels                             122                6,921

Condominiums/Townhomes                     80                8,511

Campgrounds                                12                1,994

Church Retreats                            10                3,396
--------------------------------------------------------------------------------
Total                                     224               20,822
================================================================================

Source: Bay County Chamber of Commerce.

The above figures appear to include all condominium and townhome units, whether available for rent or not. Also, the above figure includes 228 rental units that are under construction for the 1998 tourist season. According to the 1996 Florida Statistical Abstract, 16.3% of all visitors to Florida visited Bay County. This would result in 7,009,000 visitors to Bay County.

Including the subject property, there are currently only three direct neighborhood shopping center competitors for local shop space within the neighborhood. The two competitors are located approximately five miles to the east of the subject property along Beckrich Road at Middle Beach and Front Beach Roads. Both of these shopping centers are well occupied at present. In addition to the competitive neighborhood shopping centers, the subject property competes indirectly with non-anchored retail space along Front Beach Road.

POLITICAL AND GOVERNMENTAL FACTORS

Land within the neighborhood is zoned primarily by the city of Panama City Beach, Florida. The majority of the land along Front Beach road is zoned Tourist District, which allows for a wide variety of commercial, service and residential land uses. Industrial, manufacturing, or processing uses, and the sales of automobiles are prohibited in the Tourist Zoning Districts.


                                                 H. J. Porter & Associates, Inc.
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NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           16

All necessary public utilities are available to the site, including electricity, sanitary sewer, natural gas, and water. Police and fire protection are provided by the various municipalities within the neighborhood.

SOCIOLOGICAL FACTORS

The neighborhood is well located with regard to the quality and availability of services, including medical, educational, recreational, cultural, and commercial. These services are readily accessible within and near the subject neighborhood.

CONCLUSIONS

In conclusion, the subject neighborhood consists of a variety of commercial, service and residential land uses. The neighborhood is a popular tourist location, and the neighborhood economy is heavily dependent on tourism. Neighborhood trends appear upward.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                    SITE PLAN

SITE ANALYSIS

The subject property is located at the intersections of and has frontage along both U.S. Highway 98 (Front Beach Road) and State Road 79. As indicated on the site plan on the facing page, the subject property is irregular in shape. The individual site characteristics of the shopping center site are as follows:

Size:                         263,974 Sq. Ft. or 6.06 Acres

Shape:                        Irregular

Street Frontage:              458 feet along the north side of U.S Highway 98
                              and State Road 79.

Topography:                   Relatively level and at grade with the frontage
                              streets

Access: Overall accessibility is good. The site is accessible from both directions along U.S. Highway 98, a heavily traveled two-lane arterial.

Drainage/Flood Hazard:        According to the FEMA Flood Insurance Rate Map,
                              Community Panel No. 120013 0005 C, effective
                              January 3, 1986, the subject property is not located in a special flood hazard area. The subject property was identified as being within Zone C, which is defined as areas of minimal flooding.

Soils: Considered typical and adequate for development as evidenced by the surrounding development. No soil analysis was provided to the appraisers.

Utilities:                    All necessary public utilities are available in
                              sufficient quantities for development.

Easements:                    The property appears to feature standard easements
                              associated with utility use. No easements or encroachments were discovered that would negatively impact the marketability or utilization of the subject property.

Site Improvements:            The property consists of approximately 175,000
                              square feet of asphalt and concrete paving which accommodates 331 parking spaces, according to a site plan provided by the owners. Other improvements include concrete curbing, pylon side and parking lot light standards.

Surrounding Uses:             Commercial and residential uses


                                                 H. J. Porter & Associates, Inc.
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                                                                              18

DESCRIPTION OF IMPROVEMENTS

The subject property is a neighborhood shopping center that is comprised of two buildings containing 3,000 and 64,136 gross square feet, respectively. A proposed building expansion will bring the larger building to a gross area of approximately 65,336 square feet, and the overall size of the shopping center to 68,336 gross square feet.

The smaller retail building, which is located near the U.S. Highway 98 frontage, was built in 1981, and the larger building was originally built in 1983. A hurricane hit the Panama City area in late 1995 that did substantial damage to the property. According to Woody Camp, the entire property was re-roofed after the hurricane. Based on discussions with representatives of the owner and information obtained at the Panama City Beach Building Department, the Winn Dixie portion of the building underwent an addition and renovation that was completed in May 1996. At that time, significant site improvements were performed, which included a resurfacing of the parking lot.

A portion of the center is now in poor condition. There are 5,070 square feet of shop space located adjacent to Eckerd Drugs within the primary building of the shopping center. A 2,050 square foot space located at the rear of the center with no primary exposure is leased to a laundry service company. This space consists of minimal tenant finish with exposed concrete block walls and exposed metal roofing as the ceiling. Management indicated that they have no renovation plans for this space at this time. However, the owners are planning a renovation of the remaining 3,020 square feet of vacant shop space as well as a building expansion that will add 1,200 square feet of leasable area underneath an existing roofed area. Information supplied by management indicates that the projected date of completion of the proposed renovation and additions is October 27, 1997.

The shopping center will consist of approximately 68,336 gross square feet upon completion of the proposed building addition. Including the 1,200 square feet of proposed gross leasable area within the addition, there are 66,048 square feet of stated lease area. The difference between gross building area and stated lease area is due to the Winn-Dixie lease. Their space contains approximately 48,710 gross square feet, but the lease agreement and rent roll state a demised area of 46,422 square feet.

The basic construction details that follow were obtained from the physical inspection of the property by the Associate Appraiser on August 9, 1997. The subject's basic construction details are as follows:

Property Type:      Neighborhood shopping center

Roof: The larger building has an assumed built-up roof system over rigid insulation and metal decking. The metal decking is supported by steel trusses. The smaller building has a wood truss and deck roof system with assumed built-up roof covering.


                                                 H. J. Porter & Associates, Inc.

DESCRIPTION OF IMPROVEMENTS                                                   19

Walls: Exterior walls are brick veneer over concrete block on the building front and painted concrete block on the sides and rear.

Canopy: The primary building has a combination of dryvit and raised metal seam awnings built on a combination of brick and block columns.

Doors: Anodized aluminum store front doors. Interior rest room doors are hollow-core wood. Winn-Dixie is equipped with 8' x 10' truck high loading doors in the rear building area.

Windows:            Anodized aluminum store fronts with single glazing

Floor Covering:     Either tile or carpet floor covering

Insulation:         Assumed rigid insulation in built-up roof system

Ceilings:           Suspended lay-in acoustic tile with fluorescent light
                    fixtures

HVAC: Individual roof mounted electric central heating and cooling for each unit. Make unknown.

Plumbing:           At least one restroom in each shop space. Winn Dixie and
                    Eckerd Drugs's are equipped with men's and women's restrooms.

Fire Safety:        The large shopping center building containing Eckerd Drugs and Winn Dixie has a wet sprinkler system. The separate
                    3,000 square foot shop space building is not equipped with a sprinkler system.

Remarks: The current overall condition of the shop space ranges from below average to poor. However, the majority of the shop space will soon be renovated. The Winn Dixie and Eckerd drugs's Drug spaces are each equipped with mezzanine areas in their rear storage areas.


                                                 H. J. Porter & Associates, Inc.

HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

          "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are LEGAL PERMISSIBILITY, PHYSICAL POSSIBILITY, FINANCIAL FEASIBILITY, and MAXIMUM PROFITABILITY."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

HIGHEST & BEST USE - AS VACANT

PHYSICALLY POSSIBLE - The 6.06 acre size of the subject would support a wide range of uses. All of the necessary utilities and other public services are available in sufficient quantities to support development. The shape and configuration is well suited for a neighborhood shopping center. The site has good access and exposure. The physical characteristics of the site allow for a wide variety of potential land uses.

LEGALLY PERMISSIBLE - The subject site is zoned The site is currently zoned T3 (Tourist District - Accommodations and Retail Sales). Allowed uses include apartments, arcades and game rooms, hotels, motels, condominiums, churches, clubs, lounges, lodges, parking lots, business uses, professional uses, personal services, drive-in facilities, retail sales and services, and single-family dwellings.

FINANCIALLY FEASIBLE - The subject's immediate area is developed with primarily commercial and service uses. Considering the physical characteristics of the subject property, including its good access and exposure, the most feasible use of the subject site, if vacant, would be for retail use, including shopping center development.

MAXIMALLY PRODUCTIVE - In determining the highest and best use of the subject site, "as if vacant and available", the use which is maximally productive generally becomes the deciding factor. Maximally productive uses are limited by the current real estate market, the availability of substitute property for development, and the growth stage of the area. To be maximally productive, that use which provides the most return to the land must be selected.

It has previously been determined that it would be physically possible, legally permissible, and financially feasible to develop the site with a retail use compatible with the current zoning classification and adjacent use. Therefore, as of the effective date of appraisal, retail use, including


                                                 H. J. Porter & Associates, Inc.
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HIGHEST AND BEST USE-(CONTINUED)                                              21

shopping center development, is considered to be maximally productive and therefore the highest and best use of the subject site, as if vacant and available.

HIGHEST AND BEST USE - AS IMPROVED

The same criteria utilized to determine the highest and best use of the subject site, as if vacant and available for development, is utilized to determine the highest and best use of the property, as improved.

The subject site is currently improved with a two building neighborhood shopping center that currently consists of a 67,136 gross square foot shopping center in varying stages of condition. The anchor tenant spaces, Winn Dixie and Eckerd Drugs, are in average to good overall condition. However, the existing 8,070 square feet of shop space is in average to poor overall condition. The owners are planning to renovate 3,020 square feet of the shop space and to enclose an additional 1,200 square feet of gross building area to the property, that will bring the total gross building area to 68,336 square feet.

PHYSICALLY POSSIBLE - The subject buildings are well located on the site with parking conveniently located near the retail shops. The existing buildings' contribution to total value is substantial and appears to provide the highest return to the land. The proposed enclosure of 1,200 square feet of gross leasable area under an existing area that is roofed is physically possible.

LEGALLY PERMISSIBLE - One of the basic assumptions of this report is that the subject property as proposed is legally allowed. Please see the Special Assumptions and Limiting Conditions Section of this report.

FINANCIALLY FEASIBLE - The majority of the shop space within the center is in below average condition. Approximately 3,020 square feet of shop space is unleaseable at this time due to poor overall condition. A renovation of the 3,020 square feet of the existing shop space is planned, and a 1,200 square foot shop space building addition is proposed. The subject's existing shop space is currently 58% vacant. The high vacancy is mostly attributed to the poor overall condition of the shop space. Our findings in the market indicate high occupancy levels within food anchored neighborhood shopping centers. Based on proposed renovation and addition costs provided by representatives of the owners and current rental rates found within the market, the proposed renovation and building addition appear feasible.

MAXIMALLY PRODUCTIVE - The subject property represents a viable functioning entity. The high vacancy rate within the shop space can be mostly attributed to the poor overall condition. Based on findings in the market, the current condition of the shop space is considered an under utilization of the property. Renovation of the shop space will enable the subject property to be competitive with other shopping centers in the area. Also, a 1,200 square foot shop space addition is proposed. Considering the strength of the local shopping center market and current rental rates within the


                                                 H. J. Porter & Associates, Inc.
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HIGHEST AND BEST USE - (CONTINUED)                                            22

market, the proposed building addition and renovation appears to be the maximally productive use of the property at this time.

The existing improvements significantly add to the property value as a whole. There is no other use that can economically substantiate the removal of the existing improvements. However, the current condition of portions of the shop space is considered an under utilization of the property. Considering the above mentioned factors, the highest and best use of the subject property as improved is for renovation of the 3,020 square feet of existing shop space that is unleaseable at this time due to poor condition and for the enclosure of 1,200 square feet of gross leasable area under an existing area that is roofed, as proposed.


                                                 H. J. Porter & Associates, Inc.

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

COST APPROACH

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the replacement cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the replacement cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


                                                 H. J. Porter & Associates, Inc.
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THE APPRAISAL PROCESS - (CONTINUED)                                           24

INCOME ANALYSIS

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

SALES COMPARISON APPROACH

The Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.


                                                 H. J. Porter & Associates, Inc.
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THE APPRAISAL PROCESS - (CONTINUED)                                           25

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

RECONCILIATION ANALYSIS

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.


                                                 H. J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON

The subject site is valued by direct comparison with recent sales of other similarly zoned commercial sites in Bay County, Florida. The sales are analyzed on the basis of their location and utility relative to the subject. Sales considered include:

SALE #1

Address/Location:       Northwest corner of Tyndall Parkway and U.S. Highway 22,
                        Callaway, Bay County, Florida

Grantor: Daniel & Deborah Fioramonti, A.J. & Beatrice Trawick, and Roy Ostertag, under separate transactions that closed simultaneously and assembled from three parcels.

Grantee:                Albertsons, Inc.

Sale Date:              July 24 & July 27, 1995

Sale Price:             $900,000

Cash Equiv Price:       $900,000

Terms:                  Cash to seller

Recorded:               O.R. Book 1577 Pages 20, 1500, 1501.  Bay County

Verified By:            Walter Abbott, MAI

Rights Conveyed:        Fee simple title

Land Size:              Acres: 6.5     Square Feet: 283,140

Zoning:                 General Commercial

Highest & Best Use:     Commercial

Use At Sale:            Vacant

Topo/Drainage:          Generally level

Access/Visibility:      Good/Good

Utilities:              All available

Remarks: This parcel is a prime, corner, commercial parcel in the north section of the Tyndall Parkway Corridor. The assemblage of three parcels from three different owners was necessary to obtain enough land for the Albertson's Grocery Store. The site has approximately 440 feet of frontage on Tyndall Parkway and 500 feet along Highway 22.

Indicators of Value:    PRICE PER ACRE:     $138,462


                                                 H. J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    27

SALE #2

Address/Location:       3621 U.S. Highway 231, Bay County, Florida

Grantor:                Bauman Chiropractic Clinic, PA

Grantee:                Transmitter Crossing, LLC

Sale Date:              May 28, 1996

Sale Price:             $625,000

Cash Equiv Price:       $625,000

Terms:                  Cash to seller

Recorded:               O.R. Book 1635 Page 1779     Bay County

Verified By:            Walter Abbott, MAI

Rights Conveyed:        Fee simple title

Land Size:              Acres: 6.45     Square Feet: 280,962

Zoning:                 General Commercial

Highest & Best Use:     Commercial

Use At Sale:            Vacant

Topo/Drainage:          Level; typical of the area

Access/Visibility:      Good; Good

Utilities:              All available

Remarks: This site has approximately 516 feet of frontage on Highway 231 and about 510 feet of frontage on Transmitter Road. This site does not include the immediate corner of Transmitter Road and Highway 231. This property included two small, old residential structures which did not contribute to the value of the property. The site has been developed with a Winn-Dixie Marketplace.

Indicators of Value:    PRICE PER ACRE:     $96,899


                                                 H. J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    28

SALE #3

Address/Location:       Northwest corner of Middle Beach Road and Beckrich Road,
                        Bay County, Florida

Grantor: Bennetts Reef, Inc. & Mary Sue Wells, Leclere Eubanks & Madelene Coggin Culpepeer, Co-Trustee

Grantee:                Sembler Family Partnership #8, Ltd.

Sale Date:              September 1993

Sale Price:             $850,100

Cash Equiv Price:       $850,100

Terms:                  Cash to seller

Recorded:               O.R. Book 1453 Page 768 & 772 Bay County

Verified By:            Walter Abbott, MAI

Rights Conveyed:        Fee simple title

Land Size:              Acres: 9.45     Square Feet: 411,642

Zoning:                 General Commercial

Highest & Best Use:     Commercial

Use At Sale:            Vacant

Topo/Drainage:          level; Adequate

Access/Visibility:      Good; good

Utilities:              All available

Remarks: The property has 640 feet of frontage along Middle Beach Road and 666 feet on Bechrich Road. It is presently improved with a Publix anchored shopping center.

Indicators of Value:    PRICE PER ACRE:     $89,958


                                                 H. J. Porter & Associates, Inc.

LAND VALUE-DIRECT COMPARISON (CONTINUED)                                      29

Sale #4

Address/Location:       North side of Middle Beach Road approximately 1/4 of a
                        mile east of Bechrich Road, Bay County, Florida

Grantor:                N/A

Grantee:                N/A

Sale Date:              Current Listing

Asking Price:           $600,000

Cash Equiv Price:       $600,000

Terms:                  Cash to seller

Verified With:          Selling Agent - Jason Oakes (850-233-9944)

Verified By:            Matt Rice, H.J. Porter & Associates

Date Verified:          08\20\97

Rights Conveyed:        Fee simple title

Land Size:              Acres: 6.0     Square Feet:     261,360

Zoning:                 T-2 (Tourist District)

Highest & Best Use:     Commercial

Use At Sale:            Vacant

Topo/Drainage:          Level/adequate

Access/Visibility:      Good/Good

Utilities:              All available

Remarks: According to the listing agent, the site is zoned T-2, which allows for shopping center development. All necessary utilities are available. The site has approximately 600 feet of frontage on Middle Beach Road.

Indicators of Value:    PRICE PER ACRE:     $100,000


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                  [GENERAL HIGHWAY MAP OF BAY COUNTY FLORIDA]

                                 LAND SALES MAP

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    30

Land Sales 1 through 4 detailed above are compared to the subject's shopping center site and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.

=====================================================================================================================
                                                  LAND SALES COMPARISON GRID
=====================================================================================================================
Comp. Number                            Subject                  #1              #2              #3              #4
Grantor                                             Ostertag, Et Al          Bauman        Bennetts             N/A
Grantee                                                  Albertsons     Transmitter         Sembler             N/A
Location                      Panama City Beach        Callaway, FL     Bay Co., FL     Bay Co., FL     Panama City
                                                                                                              Beach
Cash Eq. Price                                             $900,000        $625,000        $850,100        $600,000
Date of Sale                             8/9/97             6/27/95         5/28/96         9/15/93          8/9/97
Land Size (ACRE)                           6.06                6.50            6.45            9.45            6.00
=====================================================================================================================
ADJUSTMENTS                                                      #1              #2              #3              #4
Conditions of Sale                                           Normal          Normal          Normal          Normal
Net Adjustment                                                   $0              $0              $0              $0
Market Conditions                                             6.36%           3.60%          11.70%           0.00%
(Time) @ 3% /year
=====================================================================================================================
Preliminary Adj. Price                                     $957,240        $647,500        $949,562        $600,000
Preliminary Adj. Price/ACRE                                $147,268        $100,388        $100,483        $100,000
=====================================================================================================================
PHYSICAL DIFFERENCES                                             #1              #2              #3              #4
Location                                                         0%             10%              0%             10%
Access/Exposure                                                -15%              0%              0%              0%
Listing Status                                                   0%              0%              0%            -10%
Subtotal-Physical                                              -15%             10%              0%              0%
=====================================================================================================================
Adjusted Price                                             $813,654        $712,250        $949,562        $600,000
Adjusted Price/Acre                                        $125,178        $110,426        $100,483        $100,000
Size                                                           1.01            1.01            1.09            1.00
Adjusted Price Per Acre                                    $126,429        $111,531        $109,526        $100,000
=====================================================================================================================


                                                 H. J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    31

The comparable sales listed above were adjusted to the subject for:

Conditions of Sale:     All sales were normal arm's length transactions that
                        required no adjustments.

Time: Considers an increase in value of 3% per year over the past several years. This is based on general trends as there were no sales/resales found with which to compare.

Location:               Sales No. 2 and No. 4 are inferior in location requiring
                        upward adjustments. Both of these sales are located in areas of less intense commercial development.

Access/Exposure:        Sale No. 1 is superior to the subject in corner
                        influence. No other adjustments for access/exposure were required.

Listing Status:         Sale No. 4 was adjusted downward for its listing status.

Size: All sales were adjusted using the Dilmore Size adjustment table. This table is based on the fact that a property's price per unit is generally inversely related to its size.

The comparable sales after adjustment, indicate a range of value from $100,000 to $126,429 per acre. Most emphasis was placed on Sales No. 1 through No. 3. Based on these adjusted sales, the subject site, "As if Vacant", is valued as:

      ==================================================================
                      ESTIMATED LAND VALUE - AS IF VACANT
      ==================================================================
       6.06     Acres @     $110,000     per Acre     =        $666,600

                                                   ROUNDED:    $667,000
      ==================================================================


                                                 H. J. Porter & Associates, Inc.

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Panama City market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building replacement costs are:

================================================================================
                            Valuation - Cost Approach
================================================================================
Estimated Replacement Cost New - [MARKET]

Good Class "C" - Sec 13, Pg 19
Base Cost                                 $56.83
Sprinkler System                           $1.80
Total Base Cost                           $58.63
Current Cost Multiplier      X              1.04
Local Cost Multiplier        X              0.85
Perimeter Multiplier         X              0.83
GBA                 48,710 Sq. Ft. @      $43.02 per Sq. Ft. = $2,095,407
Canopy @                30% of Base Cost
                      3,120 Sq. Ft X      $12.91 per Sq. Ft. =    $40,265

Estimated Replacement Cost New - [NEIGHBORHOOD SHOPPING CENTER]

Average Class "C" - Sec 13, Pg 27
Base Cost                                 $46.08
Sprinkler System                           $1.50
Total Base Cost                           $47.58
Current Cost Multiplier      X              1.04
Local Cost Multiplier        X              0.85
Perimeter Multiplier         X              0.93
GBA                 19,626 Sq. Ft. @      $39.12 per Sq. Ft. =   $767,700
Canopy @                25% of Base Cost
                     2,200 Sq. Ft X        $9.78 per Sq. Ft. =    $21,514

TOTAL REPLACEMENT COST NEW - ALL STRUCTURES                    $2,924,886
================================================================================


                                                 H. J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          33

INDIRECT COST

Indirect costs including developer's entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's entrepreneurial profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject is a part. Permanent loan fees are added at the amount typically charged by lenders
- 2% of the loan amount (1% construction - 1% permanent).

ACCRUED DEPRECIATION AND OBSOLESCENCE

The subject property is appraised assuming renovation of the shop space that is in poor condition. Consequently, there are no items of deferred maintenance. The subject's effective age is less than its actual age due to the recent and proposed additions and renovations. Incurable physical depreciation is estimated using the economic age/life method and calculated as:

    =======================================================================
    Depreciation - Physical Incurable
         Effective Age:                                             9 Years
         Economic Life New:                                        40 Years
         Percentage Depreciation (Effective Age / Life New)          22.50%
    -----------------------------------------------------------------------
         Dollar Depreciation - Incurable Long Lived Items
                       $2,924,886       x        22.50%            $658,099
    =======================================================================


                                                 H. J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          34

Based on inspection of the subject property and its neighborhood, there is no functional or external obsolescence.

Site improvements are added at their depreciated values and the underlying vacant shopping center site land value is added as arrived at previously by comparison. The calculation of Value by the Cost Approach is presented in tabular form on the following page.


                                                 H. J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          35

====================================================================================================================================
                                                      VALUATION - COST APPROACH
====================================================================================================================================
DIRECT COST
Total Replacement Cost New - Structures (from prior page)                                                                 $2,924,886
LESS DEPRECIATION:                                                                 Curable          Incurable
                                                                                   -------          ---------
Physical                                                                                 0           $658,099
Functional                                                                               0                 $0
External                                                                                 0                 $0
Total                                                                                    0                 $0               $658,099
                                                                                                                            --------
Depreciated Cost of Shopping Center                                                                                       $2,266,786
Add: Site Improvements                             Area        Cost/Sq. Ft.         % Dep.           Cost New
                                                   ----        ------------         ------           --------
Asphalt Paving                                  170,000                  $2            10%           $229,500
Concrete Paving                                   5,000                  $2             5%             $8,313
Concrete Curbs                                    1,000                  $8            10%             $6,750
Light Poles                                    Lump Sum                                               $16,000
Landscaping                                    Lump Sum                                               $20,000
Total Site Improvements                                                                                                     $280,563
                                                                                                                            --------
Total Depreciated Cost New                                                                                                $2,547,349
INDIRECT COST
Developer Profit                                       20% of Total Cost/Land                       $642,870
Permanent Loan Fees@                                    2% of Loan Amount
(Loan basis =                                          75% of Land/Bldg Cost)                        $57,858
Marketing/Lease Commission                                                                           $30,000
TOTAL INDIRECT COST                                                                                                         $730,728
                                                                                                                            --------
TOTAL REPRODUCTION COST NEW                                                                                               $3,278,078
LAND VALUE (from previous section)                                                                                          $667,000
                                                                                                                            --------
PRELIMINARY VALUE BY COST -                                                                                               $3,945,078
                                                                                                (Rounded)                 $3,950,000
====================================================================================================================================


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE                                                      36

As a primary approach to value for the subject, the estimated net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

The shopping center currently consists of 64,848 square feet of rentable area. Management is planning a renovation of 3,020 square feet of shop space, as well as a building expansion that will add 1,200 square feet of leasable area. At completion of the proposed addition and renovation, the subject property will consist of a gross leasable area of 66,048 square feet. The following analysis assumes completion of proposed property addition and renovation, as well as stabilized occupancy.

CONTRACT RENT

There are currently four tenants at the subject property. The anchor tenant space, which amounts to 56,778 square feet (46,422 Sq.Ft. - Winn Dixie and 10,356 Sq.Ft. - Eckerd Drugs's) is 100% occupied. Including the 1,200 square foot proposed addition, the 9,270 square feet of shop space is currently 63% vacant. A 2,050 square foot space is leased through March 31, 1999 to Helen Harris who operates a laundry service and a 1,350 square foot space is leased on a month to month basis to Express Coin Laundry. Summaries of each lease are included in the Addendum of the report.

========================================================================================
                              SUMMARY OF CURRENT CONTRACT RENTS
========================================================================================
Tenant                        Sq.Ft.         Rent/Sq.Ft      Annual Rent      Expiration
----------------------------------------------------------------------------------------
Winn Dixie                    46,422         $6.96           $322,978         10/31/14

Eckerd drugs's Drugs          10,356         $5.26           $54,432          7/23/03

Helen Harris - H&P  Laundry   2,050          $4.10           $8,400           3/31/99

Express Coin Laundry          1,350          $10.40          $14,040          Mo. To Mo.

Vacant                        1,650          N/A             N/A              N/A

Vacant                        1,820          N/A             N/A              N/A

Vacant                        1,200          N/A             N/A              N/A

Vacant                        1,200          N/A             N/A              N/A
                              -----                          ---
Total                          66,048                          $399,850
========================================================================================


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                               COMPARABLE RENTALS

INCOME APPROACH TO VALUE - (CONTINUED)                                        37

POTENTIAL GROSS INCOME

The subject property is anchored by Winn Dixie Marketplace containing 46,422 square feet of stated leased area, and Eckerd drugs's with 10,356 square feet. Upon completion of proposed renovation and additions, the property will contain 9,270 square feet of gross leasable shop space.

In order to determine whether the current shop space rents are commensurate with local market rents as well as to determine the market rents for the vacant tenant spaces, six comparable neighborhood shopping centers within Bay County, Florida were inspected, surveyed, and compared to the subject. Comparable rentals considered for the subject's non-anchored space are shown on the following pages.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        38

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

                                RENT COMPARABLE 1

NAME:                   Middle Beach Shopping Center
LOCATION:               NWC of Middle Beach Road and Bechrich Road Panama
                        City, FL
YEAR BUILT:             1994
SIZE:                   69,877 Sq.Ft. GLA
ANCHORS TENANTS:        56,077 Sq.Ft.   Publix
                        13,800 Sq.Ft.   Local Shop
                        69,877 Sq.Ft.   GLA
SHOP TENANTS:           Movie Gallery, Far Horizon's Travel, Office
                        Express, Classique Hair Styles, Jan's Pizza, Jane's
                        Hallmark, Herb Shop, Baskin Robbins, etc.
SHOP SPACE RENTS:       $11.00 - $14.00 per Sq.Ft.
EXP. CONTRIBUTIONS:     Taxes, CAM and Insurance
SHOP OCCUPANCY:         100%
VERIFIED WITH:          Jamestown Management (770) 805-1000 - 8/19/97
REMARKS:                The center is 100% occupied. It is located on
                        Middle Beach Road, one block south of
                        Front Beach Road. Management indicated
                        that actual rental rates for shop space
                        range from $11.00 - $14.00 per square
                        foot, annually. It is located in a busy
                        tourist area.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        39

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

                                RENT COMPARABLE 2

NAME:                   Shoppes at Edgewater
LOCATION:               NEC of Front Beach Road and Bechrich Road Panama
                        City Beach, FL
YEAR BUILT:             1985
SIZE:                   143,808 Sq.Ft. GLA
ANCHORS TENANTS:        45,520 Sq.Ft.   Food World
                        26,929 Sq.Ft.   Cinema 10
                        8,640 Sq. Ft.   Eckerds
                        62,719 Sq.Ft.   Local Shop
                        143,808 Sq.Ft.  GLA
SHOP TENANTS:           Food World, Cinema 10, Eckerd drugs's, Subway, Post
                        net, Q-Zar, Rainforest trading Co., Dakota Grill,
                        Granny's ice Cream, Montego Bay, Beach Scene, etc.
SHOP SPACE RENTS:       $10.00 - $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:     Taxes, CAM and Insurance
SHOP OCCUPANCY:         94%
VERIFIED WITH:          Seltzer Management (904) 233-9944 - 8/19/97
REMARKS:                Management quoted asking rates on vacant space from
                        $10.00 to $12.00 per square foot. The
                        asking rate for a 2,270 square foot
                        vacant space is $12.00 per square foot.
                        The asking rate for a 1,600 square foot
                        vacant space, which lacks direct
                        exposure, is $10.00 per square foot.
                        This shopping center is well located in
                        a busy tourist area. Management
                        indicated that reimbursements are
                        running $1.71, including $.44 per square foot annually for insurance.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        40

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

                                RENT COMPARABLE 3

NAME:                   Magnolia Plaza Shopping Center
LOCATION:               2419 Thomas Drive Panama City, FL
YEAR BUILT:             1994
SIZE:                   70,000 Sq.Ft. GLA +/-
ANCHORS TENANTS:        50,000 Sq.Ft.   Delchamps +/-
                        9,000 Sq. Ft.   Harco Super Drugs
                        11,000 Sq.Ft.   Local Shop +/-
                        70,000 Sq.Ft.   GLA
SHOP TENANTS:           Movie Gallery, The Fudge Factory, Post Net, Beach
                        Chiropractic, Rupert's Cleaners, etc.
SHOP SPACE RENTS:       Approximately $10.00 per square foot
EXP. CONTRIBUTIONS:     Taxes, CAM and Insurance
SHOP OCCUPANCY:         100%
VERIFIED WITH:          Cumming-White-Spunner (334) 476-6000 - 8/19/97
REMARKS:                The center is 100% occupied. It is located on
                        Thomas Drive near the entrance to Bay
                        Point. Management indicated that actual
                        rental rates for shop space are in their opinion below market.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        41

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

                                RENT COMPARABLE 4

NAME:                   23rd Street Plaza
LOCATION:               616-676 W. 23rd Street, Panama City, FL
YEAR BUILT:             1986
SIZE:                   99,756 Sq.Ft. GLA
ANCHORS TENANTS:        48,000 Sq.Ft.    Publix
                        9,000 Sq.Ft.     Party Universe
                        42,756 Sq.Ft.    Local Shop
                        99,756 Sq.Ft.    GLA
SHOP TENANTS:           Professional Print Graphics, Transouth, Ice Cream,
                        Olan Mills, Heaven & Earth, Play It Again Sports,
                        CiCi's Pizza, 4th Dimension Hair, etc.
SHOP SPACE RENTS:       $9.50 - $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:     Taxes, CAM and Insurance
SHOP OCCUPANCY:         92%
VERIFIED WITH:          Stan Farrell (leasing Agent) (800) 277-0606 -
                        8/18/97
REMARKS:                The asking rate for a 3,600 square foot space is
                        $9.50 per square foot. Also, a 1,400 square foot space was recently leased for $11.75 per square foot. Only a rental range for the shop space was given. The overall condition and quality of this shopping center is good. According to management, the total reimbursements are running $1.33 per square foot annually.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        42

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

                                RENT COMPARABLE 5

NAME:                   Stanford Station
LOCATION:               730 W. 23rd Street Panama City, Florida
YEAR BUILT:             1983
SIZE:                   88,687 Sq.Ft. GLA
ANCHORS TENANTS:        42,800 Sq.Ft.    Food World
                        9,000 Sq.Ft.     CVS Pharmacy
                        36,887 Sq.Ft.    Local Shop
                        88,687 Sq.Ft.    GLA
SHOP TENANTS:           TCBY, Beepers Unlimited, Harrison Jewelers, Buster
                        Brown Shoes, Mens Fabricks, FL Linen Outlet, Mount
                        Olive Health Foods, MK Designs, etc.
SHOP SPACE RENTS:       $10.00 - $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:     Taxes, CAM, Insurance
SHOP OCCUPANCY:         89%
VERIFIED WITH:          Faison Realty (904) 785-0350 8/18/97
REMARKS:                The agent would not verify specific rents of the
                        tenants. Only a rental range for the shop space was given. The asking rate for 1,200 and 2,800 square foot vacant spaces are $11.50 and $10.50 per square foot, respectively. According to the agent, costs for taxes, insurance and CAM are running about
                        $1.75 per square foot annually.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        43

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

                                RENT COMPARABLE 6

NAME:                   Albertsons
LOCATION:               Northwest corner of 23rd Street and U.S. Highway 77
                        Panama City, FL
YEAR BUILT:             1980 +/-
SIZE:                   Anchors:              45,000 Sq.Ft. +/-
                        Local Shop Space:     23,700 Sq.Ft.
                        Total                 68,700 Sq.Ft +/-
ANCHOR TENANTS:         Albertson's
SPACE RENT:             $9.50 per Sq.Ft. (Asking)
EXP. CONTRIBUTIONS:     Pro rata share of taxes, insurance & CAM
SHOP OCCUPANCY:         88%
VERIFIED WITH:          Marl Cummings (334) 476-6000, 8/19/97
REMARKS:                This is an older center that is well located near
                        the Panama City Mall. The asking rate
                        for a 2,800 square foot vacant space is
                        about $9.50 per square foot. Typical
                        terms are 3-5 years flat within the
                        center. CAM charges have been running
                        between $1.58 and $1.64 per square foot
                        in recent years.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        44

Rental rates for shop space in the six anchored shopping center comparables range from $9.50 to $14.00 per square foot. The following table illustrates a summary of local shop space rents within the comparables.

==================================================================================================================
                                             COMPARABLE RENTAL SUMMARY
==================================================================================================================
Local Rent                       #1              #2               #3            #4            #5            #6

Local Shop Space (Sq. Ft.)       13,800          62,719           11,000        42,756        36,887        23,700

Space Available (Sq. Ft.).       0               3,870            0             3,600         4,000         2,800

Local Shop Vacancy               0%              6%               0%            8%            11%           12%

Annual Rents Per Sq. Ft.         $11-14          $10-12           $10           $9.50-12      $10-12        $9.50
==================================================================================================================


According to plans indicated by management, the 9,270 square feet of shop space is proposed to be divided into six tenant spaces. The six tenant spaces range in size from 1,200 to 2,050 square feet. Four of the spaces are considered to have similar exposure and market orientation as found in the above competitors, and the market rental rate should fall within the established market range. Considering the proposed renovation, the subject's market rents within the four shop spaces with good exposure are estimated in the $10.00 - $10.50 per square foot range.

Two of the subject's spaces are located in the back portion of the shopping center with no direct exposure. One of these spaces, a 2,050 square foot space that is presently leased to Helen Harris who operates a laundry service from the premises, contains minimal tenant finish including exposed concrete flooring, exposed metal roof and painted concrete block interior walls. Management has no plans to renovate the space, and the space appears well suited for the current tenant. Considering these factors, the current contract rent of $4.10 per square foot annually appears at market. The other space without direct exposure consists of 1,820 square feet that is a part of the proposed renovation. Considering its lack of primary exposure and its expected good condition upon completion, a rental rate of $7.00 per square foot is projected. Management at the subject indicated that they are currently marketing this space to a prospective office tenant.

The following table illustrates the current contract rents and the concluded market rents for the subject shop space.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        45

             SUMMARY OF CONTRACT AND MARKET RENTS FOR THE SHOP SPACE

================================================================================
Tenant                           Size       Contact Rent/SF     Estimated Market
                                                                    Rent/SF
================================================================================
Helen Harris - Laundry           2,050           $4.10                $4.10

Vacant - No Primary Exposure     1,820            N/A                 $7.00

Vacant - Primary Exposure        1,200            N/A                $10.50

Vacant - Primary Exposure        1,200            N/A                $10.50

Express Coin Laundry             1,350          $10.40               $10.40

Vacant - Primary Exposure        1,650            N/A                $10.50
================================================================================

As with most modern neighborhood shopping centers, shop space tenants pay their pro rata share of taxes, insurance, arid common area maintenance. No other expense contributions are included. Express Coin Laundry is currently paying a 15% CAM and insurance administration charge. However, this tenant is on a month to month agreement and the long-term prospects for this tenant are in question. Considering the age of the subject property, the projected market rents, and overall market conditions, additional expense contributions for CAM and insurance administrative fees, % of base rent for management fee, and per square foot reserve for structural maintenance have not been included in this analysis.

The contract rents for Winn Dixie and Eckerd Drugs, like most signature stores, are a function of the development cost and negotiations between developer and tenant. The Winn Dixie rent at $6.96 per square foot is within the range of rental rates for other similar sized food anchors. However, the current rental rate for Eckerd Drugs's at $5.26 per square foot is below the range of rental rates for similar sized anchors as illustrated in the following table.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        46

====================================================================================================================================
Tenant                       Location                              Year                       Size-Sq-Ft.              Rent/Sq.Ft.
====================================================================================================================================
Winn Dixie                   Alabaster, AL                         1993                          44,000                   $6.50
Winn Dixie                   Panama City, FL                       1993                          44,000                   $7.15
Winn Dixie                   Moody, AL                             1993                          44,000                   $7.00
Winn Dixie                   Chalkville, AL                        1994                          51,250                   $6.50
Winn Dixie                   Alexander City, AL                    1994                          44,000                    6.75
Winn Dixie                   Chattanooga, TN                       1994                          44,000                    7.05
Winn Dixie                   Anniston, AL                          1995                          44,000                   $7.70
Winn Dixie                   Birmingham, AL                        1995                          44,000                   $6.95
Winn Dixie                   Mobile, AL                            1996                          51,282                   $8.00
Winn Dixie                   Dalton, GA                            1996                          44,000                   $9.26
Winn Dixie                   Trussville, AL                        1996                          44,000                   $8.15
Winn Dixie                   Mobile, AL                            1997                          44,000                   $9.00
Winn Dixie                   Pensacola, FL                         1997                          44,500                   $8.60
Winn Dixie                   Cantonment, FL                        1997                          44,000                   $7.75
Winn Dixie                   Parker, FL                            1997                          44,000                   $7.80
Winn Dixie                   Mobile, AL                            1997                          44,000                   $8.85
Winn Dixie                   Fairhope, AL                          1997                          51,282                   $9.25
====================================================================================================================================

====================================================================================================================================
Drugs for Less               Birmingham, AL                        1993                          18,000                   $7.50
Harco Drugs                  Birmingham, AL                        1993                          12,876                   $5.95
Harco Drugs                  Pell City, AL                         1993                           9,100                   $7.50
Harco Drugs                  Alabaster, AL                         1993                           9,100                   $8.50
Big B Drugs                  Chattanooga, TN                       1994                           8,470                   $7.00
Harco Drugs                  Tuscaloosa, AL                        1994                          10,160                   $7.90
Revco                        Anniston, AL                          1995                           9,240                   $7.75
Scotty's                     Parker, FL                            1995                          19,880                   $6.25
Revco                        Cantonment, FL                        1997                           9,240                   $7.75
Drugs for Less               Birmingham, AL                        1995                          18,000                   $7.00
Revco                        Dalton, GA                            1996                           8,450                   $9.75
Harco Drugs                  Mobile, AL                            1997                          10,125                   $8.25
====================================================================================================================================


According to discussions with management and information found on the rent roll, Winn Dixie pays its pro-rata share of common area maintenance and pro-rata share of any increases over base year taxes and insurance, which are $12,400 and $8,595, respectively. Eckerd's pays its pro-rata share of common area maintenance and pro-rate share of increases over base year taxes. The base year tax amount is $12,400, according to information on the rent roll. Eckerd's does not contribute to the landlord's insurance expenses.

The Winn Dixie and Eckerd's leases call for percentage rents. No information was provided that indicated that percentage rents have been collected in recent years. As such, no income from percentage rent is estimated.

The Eckerd's lease is considered below market. There are approximately six years remaining on the original lease agreement, and Eckerd's has four, five year renewal options. In other areas of Bay


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        47

County, Eckerd Drugs has vacated space within shopping centers in recent years and is occupying free-standing buildings. However, considering the favorable terms of the lease, consideration must be given to the possibility of Eckerd Drugs exercising renewal options.

The Potential Gross Income is the sum of the subject's contract rents plus expense reimbursements for the pro rata share of taxes, insurance, and common area maintenance. No administrative fees, reserves or management fee reimbursements are included in this analysis. The Potential Gross Income is calculated in the following table.

================================================================================
                             POTENTIAL GROSS INCOME
================================================================================
Anchor Tenants
 Winn Dixie              46,422 sq.ft. @  $6.96 = $322,978
 Eckerds                 10,356 sq.ft. @  $5.26 =  $54,432
Subtotal                 56,778 sq.ft.                           $377,410
Non-Anchor Tenants
 Helen Harris             2,050 sq.ft. @  $4.10 =   $8,400
 Vacant                   1,820 sq.ft. @  $7.00 =  $12,740
 Vacant                   1,200 sq.ft. @ $10.50 =  $12,600
 Vacant                   1,200 sq.ft. @ $10.50 =  $12,600
 Express Coin             1,350 sq.ft. @ $10.40 =  $14,040
Laundry
 Vacant                   1,650 sq.ft. @ $10.50 =  $17,325
Subtotal                  9,270                                   $77,705
                                                                  -------
Total Rental Income      66,048 sq.ft.                           $455,115
Expense Contributions
 Eckerds                 10,356 sq.ft.
  Taxes                         sq.ft. @  $0.42 =   $4,299
  CAM                           sq.ft. @  $0.38 =   $3,935
 Winn Dixie              46,422
  Taxes                         sq.ft. @  $0.42 =  $19,269
  Insurance                     sq.ft. @  $0.37 =  $17,153
  CAM                           sq.ft. @  $0.38 =  $17,640
Non-Anchor Tenants
 CAM Admin., St. Res., Mgt.                             $0
 CAM, Tax, Ins.           9,270 sq.ft. @  $1.48 =  $13,720
                         66,048                                   $76,017
                                                                  -------
POTENTIAL GROSS INCOME                                           $531,132
================================================================================


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        48

EFFECTIVE GROSS INCOME

Stabilized vacancy and collection loss is subtracted from Potential Gross Income to estimate the Effective Gross Income. Winn Dixie and Eckerd Drugs have extended lease terms and are considered credit anchor tenants. As such, no vacancy and credit loss is calculated on their income. The possibility exists that Eckerd Drugs's will vacate the space at the end of the initial lease term in July 2003. However, considering the below market lease, the remaining lease period, and the time available for the landlord to find a new anchor tenant for this space if vacated, no vacancy and credit loss was estimated for the Eckerd Drug's space.

Local shop space in the six comparable shopping centers ranged from 88% to 100% occupied. There is good demand for local shop space in food anchored shopping centers throughout the Bay County area. Considering the size of the shop space, the proposed renovation of the subject, the strength of the market, the subject's anchor tenants, and the physical locations of the subject spaces within the shopping center, the stabilized vacancy and collection loss for the subject's non-anchored shop space is estimated to be 10% ($91,425) times 10% = $9,143 of base rent and expense reimbursements. The effective gross income is calculated as follows.

                $531,132         Potential Gross Income
                  $9,143         Vacancy and Collection Loss
                  ------
                $521,989         Effective Gross Income

OPERATING EXPENSES

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at Net Operating Income. A two year operating expense was provided by management. The historical expenses are displayed in the following table.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        49

        ============================================================
                            Historical Expenses
        ============================================================
                                          1995                 1996
                                          ----                 ----
        Income
        Gross Rents                   $421,444             $435,351
        Total Income                  $421,444             $435,351
        Expenses
        Cleaning/maintenance           $11,072              $13,712
        Insurance                      $31,479              $40,734
        Repairs                         $3,659
        Taxes                          $17,143               17,134
        Utilities                       $5,823               $7,346
        Other                           $5,122              $20,834
        Total Expenses                 $74,298              $99,760
                                       -------              -------
        Net Operating Income          $347,146             $335,591
        ============================================================

No management fee was included in the above historical expense statement provided by management. Little emphasis was placed on the subject's historical expenses due to the high vacancy rate within the shop space in recent years. To estimate the appropriate expense levels, statements from similar shopping centers in the southeast are analyzed and representatives with local management companies were interviewed.

The expense comparables are presented below and on the following pages.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED) 50

   Comparable # 1

   Project Name:                 Delchamps Plaza North
   Location:                     McFarland & Watermelon Road Tuscaloosa, AL
   Year Built:                   1986              GLA: 59,389 SF
   Source:                       Year End Statement
   Type Center:                  Neighborhood
   Analysis Year:                1995              Analysis By: DPM


          Item                          Total             $/SF             %PGR
          ----                          -----             ----             ----
   Potential Gross Rent:             $459,768            $7.74           100.0%
   Less Vac/Credit Loss:                $-603           $-0.01            -0.1%
                                        -----           ------           ------
   Effective Gross Rent:             $459,165            $7.73            99.9%
   + CAM/Reimbursements:              $41,120            $0.69             8.9%
   + Misc Income:                      $3,439            $0.06             0.7%
                                        -----           ------           ------
   Effec. Gross Income:              $503,724            $8.48           100.0%

         Item                           Total             $/SF             %EGI
         ----                           -----             ----             ----
   Less Expenses:
     Management:                      $30,762            $0.52             6.1%
     Ad Valorem Tax:                  $33,939            $0.57             6.7%
     Insurance:                        $4,915            $0.08             1.0%
     Administration Expense:           $1,391            $0.02             0.3%
     CAM:                             $41,892            $0.71             8.3%
     Miscellaneous:                    $8,765            $0.15             1.7%

   Total Expenses:                   $121,664            $2.05            24.2%
                                     --------            -----            -----
   Net Operating Income:             $382,060            $6.43            75.8%
                                     ========            =====            =====


Comments: Utilities expense included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        51

Comparable # 2

Project Name:                             Delchamps Plaza South
Location:                                 Skyland Blvd. Tuscaloosa, AL
Year Built:                               1986              GLA: 108,903 SF
Source:                                   Year end operating statement
Type Center:                              Neighborhood Shopping Center
Analysis Year:                            1996              Analysis By: LHH


     Item                                    Total            $/SF         %PGR
     ----                                    -----            ----         ----
Effective Gross Rent:                     $751,676           $6.90             %
+ CAM/Reimbursements:                      $61,400           $0.56             %
+ Misc Income:                                $300           $0.00             %
                                              ----           -----            --
Effec. Gross Income:                      $813,376           $7.47        100.0%

     Item                                    Total            $/SF          %EGI
     ----                                    -----            ----          ----
Less Expenses:
  Management:                              $42,686            $0.39         5.2%
  Ad Valorem Tax:                          $39,174            $0.36         4.8%
  Insurance:                               $13,588            $0.12         1.7%
  Administration                           $17,144            $0.16         2.1%
  Expense:
  CAM:                                     $25,322            $0.23         3.1%
  Utilities:                                $6,564            $0.06         0.8%
  Miscellaneous:                            $5,071            $0.05         0.6%
                                          --------            -----        ----
Total Expenses:                           $149,549            $1.37        18.4%
                                          --------            -----        ----
Net Operating Income:                     $663,827            $6.10        81.6%
                                          ========            =====        ====

Comments: Misc. Expense is travel and structural repair.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        52

COMPARABLE # 3

Project Name:                        Stratford Square
Location:                            East Boulevard
                                     Montgomery, AL
Year Built:                          1987              GLA: 121,236 SF
Source:                              Year End Statement
Type Center:                         Community Shopping Center
Analysis Year:                       1995              Analysis By: Philip Minor

      Item                              Total            $/SF         %PGR
      ----                              -----            ----         ----
Effective Gross Rent:                $771,843           $6.37            %
+CAM/Reimbursements:                 $118,804           $0.98            %
+Misc Income:                            $412           $0.00            %
                                     --------           -----        -----
Effec. Gross Income:                 $891,079           $7.35       100.0%

      Item                              Total            $/SF         %EGI
      ----                              -----            ----         ----
Less Expenses:
  Management:                         $43,173           $0.36         4.8%
  Ad Valorem Tax:                     $47,541           $0.39         5.3%
  Insurance:                          $12,987           $0.11         1.5%
  Administration                      $13,769           $0.11         1.5%
  Expense:
  CAM:                                $53,488           $0.44         6.0%
  Miscellaneous:                       $5,650           $0.05         0.6%
                                     --------           -----        ----
Total Expenses:                      $176,608           $1.46        19.8%
                                     --------           -----        ----
Net Operating Income:                $714,471           $5.89        80.2%
                                     ========           =====        ====


Comments: Miscellaneous expense includes $3,762 for on-site management, and $1,888 advertising and promotion.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        53

   COMPARABLE # 4

   Project Name:                 Corner Village
   Location:                     Auburn, AL
   Year Built:                   1978              GLA: 62,510 SF
   Source:                       Year End Statement
   Type Center:                  Neighborhood Shopping Center
   Analysis Year:                1995              Analysis By: Philip Minor


      Item                           Total            $/SF       %PGR
      ----                           -----            ----       ----
Effective Gross Rent:             $260,657           $4.17          %
+ CAM/Reimbursements:              $22,347           $0.36          %
+ Misc Income:                         $83           $0.00          %
                                  --------           -----     -----
Effec. Gross Income:              $283,087           $4.53     100.0%

      Item                          Total             $/SF       %EGI
      ----                          -----             ----       ----
Less Expenses:
Management:                       $10,663            $0.17       3.8%
Ad Valorem Tax:                   $21,172            $0.34       7.5%
Insurance:                         $4,405            $0.07       1.6%
Administration                     $3,556            $0.06       1.3%
Expense:
CAM:                              $25,305            $0.40       8.9%
Utilities:                           $332            $0.01       0.1%
Miscellaneous:                     $1,718            $0.03       0.6%
                                 --------            -----       ----
Total Expenses:                   $67,151            $1.07      23.7%
                                 --------            -----       ----
Net Operating Income:            $215,936            $3.45      76.3%
                                 ========            =====       ====


Comments: Miscellaneous expense is building repair and maintenance.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        54

Based on these expense comparables, the pertinent expense categories in appropriate amounts are estimated below. The following expense estimates reflect estimated stabilized expenses for the subject property, as proposed.

Management/Leasing:       The management fee of the comparable properties ranged
                          from 3.8% to 6.1%. As indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management. Considering economies of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:           The subject's ad valorem tax, as previously discussed,
                          is estimated at $39,816 per year.

Insurance:                According to Robb Newton, a representative of the
                          owner, the current insurance costs are approximately
                          $30,310 per year. Based on discussion with local property manager's and a review of the subject's recent historical insurance expenses, an insurance expense of $33,000, or $.50 per square foot is estimated. Based on discussions with local management companies and the subject's location near the Gulf of Mexico, the insurance amount appears reasonable. For instance, a nearby 143,808 square foot center had 1996 insurance costs of $.44 per square foot with an anticipation of a significant increase for the upcoming year.

Common Area Maintenance:  Based on the expense comparables, which range from
                          $.23 to $.71 per square foot, as well as discussions with local shopping center managers, Common area maintenance and repair expense is estimated at $25,000 per year or $.38 per sq. ft..

Structural Maintenance:   Structural maintenance is estimated to be $.10 per sq.
                          ft. for a total annual amount of $6,600. The comparables ranged from $.03 to $.15 per square foot.

Administrative:           This expense is estimated to be $1,500 per year or
                          $.02 per square foot.

Total operating expenses are estimated to be $123,810 per year or $1.87 per square foot.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        55

NET OPERATING INCOME

The subject's stabilized net operating income is calculated by subtracting the Operating Expenses from the Effective Gross Income and illustrated as:

                   $521,989         Effective Gross Income
                   $123,810         Operating Expenses
                   --------
                   $398,179         Net Operating Income

OVERALL CAPITALIZATION RATE

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.00%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor surveys, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales, ranged from 9.64% to 10.53%, with an average of 10.04%. Published rates from the Korpacz Second Quarter 1997 Investor Survey ranged from 8.25% to 13.00% with an average rate of 9.84%. The most likely rates from the three mortgage/equity methods ranged from 8.87% to 9.14%. The rates developed with mortgage/equity factors reflect current conditions and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of cap rate development are 10.32%, 9.36%, and 8.72%, respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        56

ESTIMATED VALUE BY INCOME APPROACH

The subject's stabilized net operating income of $398,179 is capitalized with an overall capitalization rate of 9.00% for an estimated prospective market value "At Stabilized Occupancy" of $4,424,211, which is rounded to $4,420,000. A summary of the Income Approach to Value is presented below.

=================================================================================================================
   POTENTIAL GROSS INCOME                                                                                $531,132
   Less Vacancy and Collection Loss
    Non-Anchor Tenants 10% Rent + Exp. Cont. =                                                             $9,143
                                                                                                           ------
   EFFECTIVE GROSS INCOME                                                                               $521,9894
                                                                      % of              $ per
   Less Expenses:                                                    E.G.I.              S.F.
      Management:                                 $17,894             4.0%              $0.27
      Ad.Val.Tax                                  $39,816             7.6%              $0.60
      Insurance                                   $33,000             6.3%              $0.50
      CAM                                         $25,000             4.8%              $0.38
      St. Maint.                                   $6,600             1.3%              $0.10
      Misc. Admin.                                 $1,500             0.3%              $0.02
                                                                      ---               -----
   Total Expenses                                                    23.7%              $1.87            $123,810
                                                                                                         --------
   NET OPERATING INCOME                                                                                  $398,179
   Capitalized at                                   9.00%                                              $4,424,211
   TOTAL INDICATED VALUE - "At                                                 (Rounded)               $4,420,000
   Stabilized Occupancy"
=================================================================================================================


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        57

=======================================================================================================================
Property Capitalization
Rate Justification
=======================================================================================================================
                                                                            High              Middle               Low
                                                                            ----              ------               ---
                                                                           --------------------------------------------
   1. Market extracted rates for                                           10.53%             10.04%              9.64%
         similar local properties                                          --------------------------------------------

                                                                           --------------------------------------------
   2. Recent published cap rates                                           13.00%              9.84%              8.25%
                                                                           --------------------------------------------
          used by institutional investors - Source: Korpacz Report 2nd Quarter 1997

3. Ellwood method calculated rates
          11.55% = Eqty yield before tax                                   --------------------------------------------
% Property appreciation (income) over hold period =                        -5.00%              0.00%              5.00%
                                                                           --------------------------------------------
         75% = Mortgage percent of value
       7.75% = Mortgage interest rate
       20.0  = Mortgage term in years
       10.0  = Investment holding period
       9.85% = Rm = Mortgage constant
       14.4% = Rmp = Mortgage constant over holding period
       31.6% = P = Percent  of mortgage paid off over hold period
        5.8% = SFF = Sink fund factor
       37.2% = J factor
                                                                           --------------------------------------------
                                         Calculated cap rate =              9.36%              8.90%              8.45%
                                                                           --------------------------------------------
4. Band of Investment Method
                                     Mortgage percent to value             70.00%             75.00%             80.00%
                                             Mortgage constant             10.35%              9.85%              9.35%
                                       Equity percent to value             30.00%             25.00%             20.00%
                                        Eqty cash on cash rate              8.00%              7.00%              6.00%
                                                                           --------------------------------------------
                                           Calculated cap rate              9.65%              9.14%              8.68%
                                                                           --------------------------------------------
5. Debt Coverage Ratio Method
                                     Req'd debt coverage ratio               1.35                1.2               1.15
                                     Mortgage percent to value             70.00%             75.00%             80.00%
                                             Mortgage constant             10.35%              9.85%              9.35%
                                                                           --------------------------------------------
                                           Calculated cap rate              9.06%              8.87%              8.60%
                                                                           --------------------------------------------
                                       Average of Five Methods             10.32%              9.36%              8.72%

=======================================================================================================================

                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        58

================================================================================
                                Explanatory Notes

                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

     Item # 1 Reflects the current range in capitalization rates in the southeast based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

     Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

     Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

     Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

     Item # 5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) X DCR X M.

The actual cap rate used by appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.
================================================================================


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH                                                     59

To estimate the subject property's value by the Sales Comparison Approach, a direct comparison is made with actual sales of other neighborhood shopping center properties. These sales are analyzed on the basis of price per square foot of gross leasable area (GLA) and their effective gross income multiplier
(EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolio of properties were found with which to compare. The market for retail properties is national, and purchases are made on the strength and reliability of the income stream. Similar shopping center sales were located in the Southeast United States.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       60

Sale #1
Address/Location:            Village At Moody US Highway 411 Moody, AL
Grantor:                     FS Partnership, Ltd.
Grantee:                     Birmingham Realty
Sale Date:                   02/14/1996
Sale Price:                  $4,485,000
Cash Equiv Price:            $4,485,000
Equity:                      $1,485,000
Debt:                        $3,000,000
Terms:                       $1,485,000 cash plus assumption of $3,000,000
                             mortgage at market rates and terms.
Recorded:                    Book 261, Page 313; St. Clair County
Verified With:               Paul Spina, Grantor (205) 733-1131
Verified By:                 David Mullins, H.J. Porter & Associates
Date Verified:               04/10/1996
Rights Conveyed:             Leased Fee
Land Size:                   8.43 Acres
Access/Visibility:           Average/Average
Highest & Best Use:          Neighborhood Shopping Center
Parking:                     396     Parking Ratio: 6.51
Building Size:               60,800 SF(NRA)
Land:Bldg Ratio:             6.0
Year Built:                  1995
Condition:                   Good
Building
Description:                 In-line, one story masonry construction with brick
                             exterior on front and sides, and CCB on rear. Flat
                             built-up roof system.
Anchors:                     Winn Dixie - 44,000 SF
Anchor - Sq. Ft.:            44,000     Anchor %: 72.37
Local:                       J&E Ent., Head Start, Movie Gallery, Open Book,
                             Vulcan Rehab, Moody Cleaners, Vill. Beverage, Merle
                             Norman, Nail Shop
Local - Sq. Ft.:             16,800     Local%: 27.63
Lease                        Information: Winn Dixie - $7.00 PSF,
                             Local tenant rent range $10.50 to $11.50
                             PSF with average of $10.67 PSF. All
                             tenants pay pro-rata share of CAM, tax,
                             and insurance.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       61

ANALYSIS
(1/2/3) *Source                             TOTAL $ AMOUNT        $ PER SF (NRA)
                                            --------------        --------------
(A\E\F)       Potential Gross Income:         $533,922                 $8.78
(A\E\F)       Vac & Credit Loss:                $9,920                 $0.16
(A\E\F)       Effec. Gross Income:            $524,002                 $8.62
(A\E\F)       Less Expenses:                   $87,532                 $1.44
                                               -------                 -----
(A\E\F)       Net Oper. Income                $436,470                 $7.18

     ==========================================================================
*    Field 1:     S = Seller            B = Buyer                 A = Appraiser
     Field 2:     A = Actual            E = Estimated
     Field 3:     P = Prior Year        F = Year Following
     ==========================================================================

INDICATORS OF VALUE:                    Price Per SF (NRA):        $73.77
                                        PGIM:                      8.40
                                        EGIM:                      8.56
                                        R(o):                      9.73%
                                        Expense Ratio:             16.70

Remarks: At time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $.58 PSF, insurance at $.10 PSF, CAM at $.40 PSF, and St. Maintenance at $.05 PSF. This center is located at the northeast corner of I-20 and US Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       62

Sale #2
Address/Location:         Middle Beach Shopping Center Middle Beach Road and
                          Bechrich Road Bay County, Florida
Grantor:                  Sembler Family Partnership #8.
Grantee:                  Secured Properties Investors XII, L.P.
Sale Date:                9/9/1994
Sale Price:               $5,775,000
Cash Equiv Price:         $5,775,000
Terms:                    Cash to Seller
Recorded:                 O.R. Book 1523 Page 1166; Bay County
Verified By:              Lee Weaver - Pardue, Held, Church, Smith & Waller
Rights Conveyed:          Leased Fee
Land Size:                8.57 Acres
Access/Visibility:        Good/Good
Highest & Best Use:       Shopping Center
Building Size:            69,877 SF(NRA)
Land:Bldg Ratio:          5.34
Year Built:               1994
Condition:                Good
Building
Description:              One Story masonry construction neighborhood shopping
                          center. Built up flat roof.
Anchors:                  Publix
Anchor - Sq. Ft.:         56,077     Anchor %: 80.3
Local:                    Movie Gallery, Jane's Hallmark, Jan's Pizza, Far
                          Horizon's Travel, Baskin Robbins, Office Express
                          Classique Hair Styles, Herb Shop.
Local - Sq. Ft.:          13,800     Local %: 19.7
Lease Information:        All tenants pay a pro-rata share of CAM, Taxes, and
                          Insurance.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       63

ANALYSIS
(1/2/3) *Source                          TOTAL $ AMOUNT           $ PER SF (NRA)
                                         --------------           --------------
(A\E\F)      Potential Gross Income:       $747,600                  $10.70
(A\E\F)      Vac & Credit Loss:             $16,754                   $0.24
                                            -------                   -----
(A\E\F)      Effec. Gross Income:          $730,846                  $10.46
(A\E\F)      Less Expenses:                $148,846                   $2.13
                                           --------                   -----
(A\E\F)      Net Oper. Income              $582,000                   $8.33

     =====================================================================
*    Field 1:      S = Seller         B = Buyer              A = Appraiser
     Field 2:      A = Actual         E = Estimated
     Field 3:      P = Prior Year     F = Year Following
     =====================================================================

INDICATORS OF VALUE:                  Price Per SF (NRA):      $82.65
                                      PGIM:                    7.73
                                      EGIM:                    7.90
                                      R(o):                    10.08%
                                      Expense Ratio:           20.4%


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       64

Sale #3
Address/Location:             North Hixson Marketplace
                              Hixson Pike and Camp Columbus Road
                              Chattanooga, TN
Grantor:                      North Hixson, L.L.C.
Grantee:                      Amberjack Ltd.
Sale Date:                    03/04/1996
Sale Price:                   $4,760,000
Cash Equiv Price:             $4,760,000
Terms:                        Cash to seller
Recorded:                     Hamilton County
Verified With:                Dick Schmalz, with Grantor (205) 871-2617
Verified By:                  David Mullins, H.J. Porter & Associates
Date Verified:                03/15/1996
Rights Conveyed:              Leased Fee
Land Size:                    9.24 Acres
Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood Shopping Center
Parking:                      405     PARKING RATIO: 5.88
Building Size:                63,270 SF(NRA)
Land: Bldg Ratio:             6.4
Year Built:                   1995
Condition:                    Good
Building

Description:                  One story neighborhood shopping center with split
                              face block exterior walks and synthetic stucco on steel stud canopy.

Anchors:                      Winn Dixie (49,600 sf GBA & 44,000 sf NRA); Big B
                              Drugs 8,470 sf
Anchor - Sq. Ft.:             52,470     Anchor %: 82.93
Local:                        Movie Gallery, Sally's Beauty and other local
                              tenants
Local - Sq. Ft.:              10,800     Local %: 17.07
Lease Information:            Anchor and Local: CAM, Taxes and Insurance


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       65

ANALYSIS
(1/2/3) *Source                              TOTAL $ AMOUNT       $ PER SF (NRA)
                                             --------------       --------------
(S\A\F)         Potential Gross Income:        $623,083                $9.85
(A\E\F)         Vac & Credit Loss:              $13,057                $0.21
                                                -------                -----
(A\E\F)         Effec. Gross Income:           $610,026                $9.64
(A\E\F)         Less Expenses:                 $124,533                $1.97
                                               --------                -----
(A\E\F)         Net Oper. Income               $485,493                $7.67

     ======================================================================
*    Field 1:        S = Seller           B = Buyer           A = Appraiser
     Field 2:        A = Actual           E = Estimated
     Field 3:        P = Prior Year       F = Year Following
     ======================================================================

INDICATORS OF VALUE:            Price Per SF (NRA):             $75.23
                                PGIM:                           7.64
                                EGIM:                           7.80
                                R(o):                           10.2%
                                Expense Ratio:                  20.41%


Remarks: At time of sale, there were two vacant local shops containing 2,400 sq.ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM and insurance plus $.05 for structural reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/sf.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       66

Sale #4
Address/Location:          Hillcrest Marketplace
                           Hillcrest Road @ Grelot Road
                           Mobile, Alabama
Grantor:                   Hillcrest Marketplace, Ltd.
Grantee:                   Confidential
Proposed Sale Date:        9/15/97
Sale Price:                $6,490,000
Cash Equiv Price:          $6,490,000
Terms:                     Cash to seller
Recorded:                  Sale Pending
Verified With:             Scott Holcombe, Arlington Properties -Developer
                           (205) 328-9600
Verified By:               Harris Hollans, H.J. Porter & Associates
Date Verified:             04/02/1997
Rights Conveyed:           Leased Fee Interest
Land Size:                 12.49 Acres
Access/Visibility:         Good/Good
Highest & Best Use:        Neighborhood Shopping Center
Parking:                   359     Parking Ratio: 4.63
Building Size:             76,365 SF(NRA)
Land:Bldg Ratio:           7.1
Year Built:                1997
Condition:                 New
Building
Description:               Red brick veneer front over concrete block wall.
                           Reinforced concrete slab. Single ply membrane roof.
                           Raised seam metal and canvas awning.
Anchors:                   Winn Dixie (51,282 sq.ft.), Revco (9,240 sq.ft.)
Anchor - Sq. Ft.:          60,522     Anchor %: 79.25
Local:                     Various regional, national, & local
Local - Sq. Ft.:           15,843     Local %: 20.75
Lease Information:         Winn Dixie rent was $8.00 per sq.ft. Revco rent was
                           $8.00 per sq.ft. Local rents were pro-forma $11.50,
                           actual was $12.50 per sq.ft. Anchor expense
                           contributions were estimated at $.99 per sq.ft. with
                           local tenants at $1.38 per sq.ft.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       67

ANALYSIS
(1/2/3) *Source                            TOTAL $ AMOUNT         $ PER SF (NRA)
                                           --------------         --------------
(A\E\F)          Potential Gross Income:      $756,072                 $9.90
(A\E\F)          Vac & Credit Loss:            $17,613                 $0.23
                                               -------                 -----
(A\E\F)          Effec. Gross Income:         $738,459                 $9.67
(A\E\F)          Less Expenses:               $112,823                 $1.48
                                              --------                 -----
(S\E\F)          Net Oper. Income             $625,636                 $8.19

     ======================================================================
*    Field 1:      S = Seller           B = Buyer             A = Appraiser
     Field 2:      A = Actual           E = Estimated
     Field 3:      P = Prior Year       F = Year Following
     ======================================================================

INDICATORS OF VALUE:       Price Per SF (NRA):               $84.99
                           PGIM:                             8.58
                           EGIM:                             8.79
                           R(o):                             9.6400%
                           Expense Ratio:                    15.28%

Remarks: The total Gross Building Area of the shopping center was 77,557 sq. ft. Local tenant space was projected to be 100% leased prior to completion. The sale of the property was also negotiated prior to completion. Estimated completion date was July 1997. There were five out-parcel lots at the center which were not included in the transaction. Significant site work was necessary for development. Estimated site work totaled $85,000 per acre. Out-parcels were marketed to Wendy's, New York Bagel, and Boston Market.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       68

Sale #5
Address/Location:         Ensley Square Shopping Center Northeast Corner of
                          Nine Mile Road and Palofax Highway Pensacola,
                          Florida
Grantor:                  Noro - Ensley Square Holdings BV
Grantee:                  Branch / HOP Associates, L.P.
Sale Date:                11/15/1995
Sale Price:               $3,450,000
Cash Equiv Price:         $3,450,000
Terms:                    Cash Buyer assumed loan of $1,518,700 at a reported
                          market level rate. No known affect on sale price.
Recorded:                 O.R. Book 3872 Page 477; Escambia County
Verified By:              Terry Hoffman, MAI - Hoffman & Associates
Rights Conveyed:          Leased Fee
Land Size:                6.41 Acres
Access/Visibility:        Good/Good
Highest & Best Use:       Shopping Center
Building Size:            60,630 SF(NRA)
Land:Bldg Ratio:          4.61
Year Built:               1976
Condition:                Average
Building
Description:              One story masonry and wood exterior neighborhood
                          shopping center. Built up flat roof
Anchors:                  Delchamps
Anchor - Sq. Ft.:         381,427     Anchor %: 63.4
Local:                    Radio Shack, GTE Mobile Net, Vick's Cleaners, Isey's
                          Pet Center, Ann's Hallmark, Northwest Financial,
                          Delchamp's Liquor, etc.
Local - Sq. Ft.:          22,203     Local %: 36.6
Lease Information:        Tenants pay a pro-rata share of CAM, Taxes, and
                          Insurance.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       69

ANALYSIS
(1/2/3) *Source                         TOTAL $ AMOUNT          $ PER SF (NRA)
                                        --------------          --------------
(A\E\F)       Effec. Gross Income:         $454,218                $7.49
(A\E\F)       Expenses:                     $90,843                $1.50
(A\E\F)       Net Oper. Income             $363,375                $5.99

     =======================================================================
*    Field 1:       S = Seller           B = Buyer             A = Appraiser
     Field 2:       A = Actual           E = Estimated
     Field 3:       P = Prior Year       F = Year Following
     =======================================================================

INDICATORS OF VALUE:           Price Per SF (NRA):              $56.90
                               PGIM:                            N/A
                               EGIM:                            7.60
                               R(o):                            10.53.%
                               Expense Ratio:                   20%

Remarks: Verification of effective gross income was through the purchaser's agent. Net income was estimated based on discussions with the agent.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                               IMPROVED SALES MAP

SALES COMPARISON APPROACH - (CONTINUED)                                       70

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

====================================================================================================================================
                                              SUMMARY OF IMPROVED SALES AND ADJUSTMENTS
====================================================================================================================================
Comp. Number                       Subject                #1                #2                #3                 #4             #5
Center Name                                           Vill @      Middle Beach      North Hixson   Hillcrest Ensley         Square
                                                       Moody
Grantor                                          FS Partners           Sembler       North Hixon          Hill. Ltd.          Noro
Grantee                                         Birm. Realty           Secured         Amberjack.              Conf.        Branch
                                                                                      Ltd
Cash Eq.Sale Price                                $4,485,000        $5,775,000        $4,760,000         $6,490,000     $3,450,000
Date of Sale                       2/08/98           2/14/96            9/9/94            3/4/96             7/1/97       11/15/95
Gross Leasable Area                 66,048            60,800            69,877            63,270             76,365         60,630
Sale Price/Sq.Ft                                      $73.77            $82.65            $75.23             $84.99         $56.90
NOI                                $398,17          $436,470          $582,000          $485,493           $625,636       $363,375
NOI per Sq. Ft                       $6.03             $7.18             $8.33             $7.67              $8.19          $5.99
EGIM                                                    8.56              7.90              7.80               8.79           7.60
------------------------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS                                               #1                #2                #3                 #4             #5
Conditions of Sale                                    Normal            Normal            Normal             Normal         Normal

                                                       $0.00             $0.00             $0.00              $0.00          $0.00
Market Conditions/Time @                                                                                       0.0%           0.0%
5% Per Year                                             9.9%             17.1%              9.7%               3.0%          11.2%
====================================================================================================================================
Preliminary                                           $81.07            $96.78            $82.53             $87.54         $63.28
====================================================================================================================================
Adj.Price/Sq.Ft
PHYSICAL DIFFERENCES                                      #1                #2                #3                 #4             #5
NOI Adjustment                                        -16.0%            -27.6%            -21.4%             -26.4%          0.6%
Overall Adjustment                                  ($12.97)          ($26.71)          ($17.66)           ($23.11)         $0.38
====================================================================================================================================
Final Adjusted Price/Sq.Ft. of Bldg                   $68.10            $70.07            $64.87             $64.43         $63.66
====================================================================================================================================


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       71

The sales were adjusted to the subject for the following items:

CONDITION OF SALE:      No adjustment indicated.

TIME: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.

NET OPERATING INCOME:   The comparable sales were adjusted to the subject based
                        on the difference in net operating income. The physical and economic characteristics such as condition, age, vacancy, size, and location are reflected in a property's net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                    =======================
                    SP/SF            NOI/SF
                    -----------------------
                    $73.77            $7.18
                    $82.65            $8.33
                    $75.23            $7.67
                    $84.99            $8.19
                    $56.90            $5.99
                    =======================

                        The adjustment for NOI is based on the following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the comparable's NOI per square foot.

The comparable sales present an adjusted range of value from $63.66 to $70.07 per square foot. Based on this analysis with consideration given to the subject's cross collateralization, the subject's value is estimated at $65.00 per square foot.

Based on these adjusted sales, the subject property is valued by direct comparison as:

66,048 Sq.Ft. GLA @ $65.00    =                $4,293,120
                              Rounded          $4,290,000


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       72

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:

                           SALE #        EGIM
                           ------        ----
                             1           8.56
                             2           7.90
                             3           7.80
                             4           8.79
                             5           7.60

The Effective Gross Income Multipliers of the five comparable sales range from
7.6 to 8.79. Based on these sales, with consideration given to declining interest rates, the subject's EGIM is estimated at the high end of the range. The subject is valued by EGIM as:

$521,989 (times) 8.70         =                $4,541,304
                              Rounded          $4,540,000

Due to discrepancies between the sales and the subject property with regard to expense collections, expense ratios and reimbursement income, the price per square foot technique is considered the most reliable in this instance. Considering this factor, the concluded prospective market value estimate "At Stabilized Occupancy" by the Sales Comparison Approach is $4,300,000.


                                                 H. J. Porter & Associates, Inc.

RECONCILIATION AND FINAL VALUE ESTIMATE

Cost Approach ....................................................... $3,950,000

This approach is felt to be reliable, being based on a respected national cost service's figures as well as actual cost of other centers. The land value is based on recent commercial land sales from the subject's market area and is felt to be well supported. Overall, this approach is given less consideration than the Income Approach and Sales Comparison Approaches.

Income Approach ..................................................... $4,420,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration.

Sales Comparison Approach ........................................... $4,300,000

This approach is based on recent sale of other neighborhood shopping centers and is reliant upon the direct sales comparison on a price per square foot basis, and supported by the indicated value based on effective income multiplier. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, we are of the opinion that the subject's leased fee interest, has a prospective market value "At Stabilized Occupancy", as of February 8, 1998, of:

                   FOUR MILLION FOUR HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($4,400,000)


   Divided As:                 Improvements                $3,733,000
                               Land                        $  667,000
                                                           ----------
                               Total                       $4,400,000


                                                 H. J. Porter & Associates, Inc.

VALUATION - "AT COMPLETION"

The prospective market value "At Completion" is calculated by subtracting the estimated value loss due to lease-up from the estimated value "At Stabilized Occupancy". The subject property will reach stabilized occupancy when 90% of the non-anchor tenant shop space is leased. The subject shop space is currently 37% leased. Considering the overall strength of the market and pre-leasing activity that is occurring on the vacant space, we estimate a six month lease-up period before the property reaches stabilized occupancy. Based on the developer's estimates, the addition and renovation will be complete within 80 days from the date of inspection, or on October 28, 1997. Considering this factor, as well as the 1,650 square foot vacant space that is presently being marketed for immediate occupancy, it is estimated that half of the vacant space needed to reach stabilized occupancy (2,471 square feet) will be leased within three months of the date of inspection and the remaining space (2,471 square feet) needed to be leased to reach stabilized occupancy will be leased in the sixth month. Based on these estimates, the average vacancy rate of the shop space during the first year, or during the lease-up period, will be 26%.

The value loss to lease-up is estimated by comparing the net operating income "At Stabilized Occupancy" with the estimated net operating income considering the six month lease-up period. The value loss due to lease-up for the subject property is presented on the following table.


                                                 H. J. Porter & Associates, Inc.

VALUE AT COMPLETION - (CONTINUED)                                             75

===============================================================================================================
                                           VALUE LOSS DUE TO RENT LOSS
===============================================================================================================
POTENTIAL GROSS INCOME                                           Income/Expenses                Income/Expenses
                                                         At Stabilized Occupancy                          As Is
                                                         ----------------------
Anchor Tenants
  Winn Dixie                                                            $322,978                       $322,978
  Eckerds                                                                $54,432                        $54,432
                                                                         -------                        -------
Subtotal                                                                $377,410                       $377,410
Non-Anchor Tenants
 Helen Harris - H & P Laundry                                             $8,400                         $8,400
 Vacant                                                                  $12,740                        $12,740
 Vacant                                                                  $12,600                        $12,600
 Vacant                                                                  $12,600                        $12,600
 Express Coin Laundry                                                    $14,040                        $14,040
 Vacant                                                                  $17,325                         17,325
                                                                         -------                         ------
Subtotal                                                                 $77,705                        $77,705
Total Rental Income                                                     $455,115                       $455,115
Expense Contributions
 Eckerds
  Taxes                                                                   $4,299                         $4,299
  CAM                                                                     $3,935                         $3,935
Winn Dixie
  Taxes                                                                  $19,269                        $19,269
  Insurance                                                              $17,153                        $17,153
CAM                                                                      $17,640                        $17,640
Non-Anchor Tenants
  CAM Admin., St. Res., Mgt                                                   $0                             $0
  CAM, Tax, Ins                                                          $13,720                        $13,720
Total Expense Contributions                                              $76,016                        $76,016
POTENTIAL GROSS INCOME                                                  $531,131                       $531,131
Less Vacancy and Collection Loss
Non-Anchor Rent + Exp. Contributions @ 10%                                $9,143       26.00%           $23,771
                                                                          ------                        -------
EFFECTIVE GROSS INCOME                                                  $521,989                       $507,361
Less Expenses:
Management:                                      4.0%                    $17,894                        $17,396
Ad. Val. Tax                                                             $39,816                        $39,816
Insurance                                                                $33,000                        $33,000
CAM                                                                      $25,000                        $25,000
St. Maint                                                                 $6,600                         $6,600
Misc. Admin                                                               $1,500                         $1,500
                                                                          ------                         ------
Total Expenses                                                          $123,810                       $123,312
NET OPERATING INCOME                                                    $398,179                       $384,048
Value Loss Due to Rent Loss:                                                      $14,131
                                                       Rounded                    $15,000
===============================================================================================================

                                                 H. J. Porter & Associates, Inc.

VALUE AT COMPLETION - (CONTINUED)                                             76

Based on the above analysis, it is concluded that the subject has a prospective market value estimate "At Completion" as of October 28, 1997, of:


PROSPECTIVE MARKET VALUE ESTIMATE
"AT STABILIZED OCCUPANCY":                                     $4,400,000

LESS: VALUE LOSS ASSOCIATED WITH RENT LOSS:                    $   15,000
                                                               ----------
PROSPECTIVE MARKET VALUE
"AT COMPLETION":                                               $4,385,000


                                                 H. J. Porter & Associates, Inc.

VALUATION - "AS IS"

The market value "As Is" is calculated by subtracting the owner's cost estimate for the proposed renovation and addition of $75,000 and an estimated developer's profit from the prospective market value estimate "At Completion". No detailed plans and specifications for the proposed renovation and addition were provided to the appraisers. However, based on the description of the scope of the work to be performed provided by representatives of the owner, the above stated cost estimate appears reasonable. A developer's profit of 15% is included, which equates to $11,250. Thus, the overall estimated costs for completion of the proposed property renovation and addition are $86,250, or $85,000, rounded. Based on the above analysis, it is concluded that the subject has an "As Is" market value estimate as of August 9, 1997, of:


CONCLUDED PROSPECTIVE MARKET VALUE
"AT COMPLETION":                                            $4,385,000

LESS: COST ESTIMATED COSTS TO COMPLETE
(INCLUDING DEVELOPER'S PROFIT)                                 $85,000
                                                               -------

CONCLUDED "AS IS" MARKET VALUE                              $4,300,000
ESTIMATE:


                                                 H. J. Porter & Associates, Inc.

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. Neither party signing this report has a present or prospective interest in the property that is the subject of this report, nor do they have any personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the applicable State Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the applicable State Real Estate Appraisers Board. The undersigned state certified appraiser has met the requirements of the board that allow this report to be regarded as a 'certified appraisal'.

8. Howard J. Porter, Jr., MAI, CCIM, is currently certified under the continuing education program of the Appraisal Institute.

9. Howard J. Porter, Jr., MAI, CCIM, has not made a personal inspection of the property that is the subject of this report.


                                                 H. J. Porter & Associates, Inc.

                                                                              79
                           CERTIFICATION - (CONTINUED)

10. Matthew S. Rice, Associate, has made a personal inspection of the property that is the subject of this report.

11. No one provided significant professional assistance to the persons signing this report.

12. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

13. Based upon the foregoing investigations and analysis, it is our opinion that the subject property has values of the leased fee interest, as of the following dates, of:

     Prospective Market Value Estimate
     "At Stabilized Occupancy"
     (As of February 8, 1998)

                   FOUR MILLION FOUR HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($4,400,000)

     Prospective Market Value Estimate
     "At Completion"
     (As of October 28, 1997)

             FOUR MILLION THREE HUNDRED EIGHTY FIVE THOUSAND DOLLARS
             -------------------------------------------------------
                                  ($4,385,000)


                                                 H. J. Porter & Associates, Inc.

     "As Is" Market Value Estimate
     (As Of August 9, 1997)

                   FOUR MILLION THREE HUNDRED THOUSAND DOLLARS
                   -------------------------------------------
                                  ($4,300,000)

/s/ Howard J. Porter, Jr.                              11/13/97
-----------------------------------------              --------
Howard J. Porter, Jr., MAI, CCIM                       Date
Certified General Real Property Appraiser
Alabama Certificate #G51


/s/ Matthew S. Rice                                    11/13/97
-----------------------------------------              --------
Matthew S. Rice, Associate                             Date
Certified General Real Property Appraiser
State of Florida Temporary Practice Permit #0001154


                                                 H. J. Porter & Associates, Inc.

EXHIBITS

     Location Map ..............................................   Facing Page 4
     Area Map ..................................................  Facing Page 10
     Subject Photographs .......................................  Facing Page 14
     Site Plan .................................................  Facing Page 17
     Land Sales Map ............................................  Facing Page 30
     Rental Comparable Map .....................................  Facing Page 38
     Improved Sales Map ........................................  Facing Page 70

REAR EXHIBITS
     Lease Synopsis
     Korpacz Real Estate Investor Survey
     Engagement Letter
     Assumptions and Limiting Conditions
     Qualifications
     Certifications


                                                 H. J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                         Winn-Dixie Montgomery, Inc.
Area:                           46,422 Sq. Ft.
Term:                           20 years (Extension)

Lease Expiration:               10/31/14 (According to rent roll)

Renewal Options:                5 options for 5 years each at same rentand terms

Minimum Rental:                 $322,978/Year, or $6.96/sf

Percentage Rent:                1% over natural breakpoint

Expenses:
C.A.M.                          Pro-rata share
Tax                             Pro-rata share over base year stop of $12,400
Insurance                       Pro-rata share over base year stop of $8,595
Structural Res.                 None
Management Fee                  None

Repairs by Landlord:            Common areas, exterior of tenant's store
                                building, roof, gutter, downspouts, exterior plumbing, masonry walls, foundation and structural members, automatic sprinkler system, and floor surfacing of the store building.

Repairs by Tenant:              Interior of premises in good repair, HVAC,
                                building plate glass, interior exposed
                                electrical wiring from but not including the breaker panel, and interior exposed plumbing.

Subletting:                     Yes, as long as Winn Dixie remains liable for
                                payment and due performance of the lease agreement.

Parking: Amended in new lease to a minimum of 331 parking spaces as shown on a site plan identified as Exhibit A-1 of the lease.

Subordination:                  Yes


                                                 H. J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                         Eckerd Drugs
Area:                           10,356 Sq. Ft.
Term:                           20 years

Lease Expiration:               07/23/03 (according to rent roll)

Renewal Options:                Four, five year renewal options

Minimum Rental:                 $54,432 annually, or $5.26

Percentage Rent:                2% over natural breakpoint ($2,721,600) -
                                according to rent roll

Expense Contributions:
         C.A.M.                 Pro-rata share
         Tax                    Pro-rata share over base year amount ($12,400)-
                                according to rent roll
         Insurance              None
         Structural Res.        None
         Management Fee         None

Utilities Paid By:              Tenant

Repairs by Landlord:            Exterior of building, the roof, and structural
                                members of the building of which the leased premises forms a part, and any water, gas, or electrical lines or conduits permanently embedded in the walls or floor.

Repairs by Tenant:              Responsible for keeping interior of premises
                                and appurtenances in good order and repair, including responsibility for plate glass.

Parking: Original lease states not less than 319 parking spaces or in any event, not less than 5.5 parking spaces per 1,000 square feet of gross leasable area. Reportedly, the above parking requirement stated in the lease has been amended.

Subletting:                     Allowed

Subordination:                  Yes

Remarks: Tenant responsible for maintaining general liability insurance not less than $500,000 for injuries to persons in one accident and not less than $200,000 for injury to any one person and $50,000 for damage to property.


                                                 H. J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                         Helen Harris (Laundry)
Area:                           2,050 Sq. Ft.
Term:                           3 Years

Lease Expiration:               3/31/99 (According to Rent Roll)

Renewal Options:                One Five year renewal option at a rate to be
                                negotiated at time of renewal

Minimum Rent:                   $8,400 annually - $4.10/Sq. Ft.

Percentage Rent:                None
Expense Contributions:
         C.A.M.P                Pro-rata share
         Tax                    Pro-rata share
         Insurance:             Pro-rate share
         Structural Res.        None
         Management Fee         None

Repairs by Landlord:            Roof and other structural portions of the
                                building.

Repairs by Tenant:              Except above mentioned repairs, tenant is
                                responsible for keeping premises and every part thereof and any trade fixtures, facilities or equipment contained therein in good working order.

Parking: Not less than 3 per 1,000 square feet of building area

Subletting:                     Requires written permission from landlord

Subordination:                  Yes

Remarks: This space is located in the rear of the building with no direct street exposure. The tenant finish is minimal.


                                                 H. J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                         Express Coin Laundry
Area:                           1,350
Term:                           Month to Month (According to Rent roll)

Renewal Options:                One Five year renewal option at a rate to be
                                negotiated at time of renewal

Minimum Rent:                   $10.40/Sq. Ft. (According to Rent Roll)

Percentage Rent:                None
Expense Contributions:
C.A.M.                          Pro-rata share
Tax                             Pro-rata share
Insurance:                      Pro-rate share
Structural Res.                 None
Cam Administration Fee:         15% of CAM and Insurance charges

Repairs by Landlord:            Exterior walls, roof, foundations, load bearing
                                items, plumbing, pipes and conduits located outside leased premises.

Repairs by Tenant:              HVAC, plumbing, heating and electrical
                                installations, ceilings, interior walls, floor covering, and replacement of all broken or damaged glass, etc.

Parking:                        None

Subletting:                     Requires written permission from landlord

Subordination:                  Yes


                                                 H. J. Porter & Associates, Inc.

Korpacz

NATIONAL STRIP SHOPPING CENTER MARKET

The trend toward investors focusing on retail acquisitions continues this quarter. They believe that since the prices of other property types have been bid up, retail offers better relative values. "We're seeing the beginning of a run up in retail again," says one participant. The major interest tends to be on neighborhood and community centers.

     The optimum size of the ideal strip shopping center is 100,000 square feet to 130,000 square feet, but investors will also consider larger properties, especially if there is the potential to put in other anchor stores, such as Marshall's or T.J. Maxx. Although buyers prefer not to have centers that are smaller than 100,000 square feet. some portfolios may have centers as small as 70,000 square feet and as large as 200,000 square feet. "But there you have to take good with bad," comments a participant. The supply of available strip centers is plentiful, but it is hard to find those of optimum size that are anchored by a market-dominant grocery store.

     The importance of the grocery anchor is based on its capability to generate traffic in the center, which greatly enhances the landlord's ability to lease the in-line stores. The traffic increases in-line store sales volume, which mitigates the risk of ownership and provides the investor with the requisite yield from such a center.

     The size of the grocery anchor is also significant in its competitive position. Although the optimum size varies by market, in major metropolitan areas between 50,000 square feet and 75,000 square feet is ideal. In smaller markets a 40,000-square-foot store can be successful. However, the older 25,000-square-foot stores are considered functionally obsolete.

     Over the next 12 months, prices in the national strip shopping center market are expected to remain stable or drop slightly. Survey participants put the average decrease at 1.78%.

     Key indicators in the national strip shopping center market support the expectation of stagnant values for the year. Again this quarter, the changes in indicators are small. The average discount rate (IRR) increased 2 basis points (see Table 7). This follows a 10-basis-point decrease last quarter.

     The average overall cap rate (OAR) decreased 1 basis point to 9.84%. Highly desirable centers trade at cap rates between 8.00% and 10.00%, but most close at cap rates between 10.00% and 11.00%.

     Strip shopping centers have long been perceived to pose higher investment risk than regional malls, and both IRRs and going-in cap rates have reflected a premium for the higher risk. In fourth quarter 1996, however, for the first time since we began tracking the national strip shopping center market in fourth quarter 1991, the average IRR fell below the national regional mall market average IRR. This quarter the rates are 11.55% and 11.75% respectively.

     The strip shopping center OAR is still considerably higher than the regional mall rate. The spread between the two had narrowed during 1996. However, last quarter's 7-basis-point increase in the strip shopping center OAR widened the gap again. The current OAR premium is 127 basis points. It was 173 one year ago. By comparison, the national power center OAR is 9.58%. 26 basis points lower than the strip shopping center rate.

     Investors would like to acquire portfolios of neighborhood and community shopping centers that are located in one region, thus presenting the opportunity for management and leasing efficiencies. These are difficult to find, however, and are priced at a premium. |_|

TABLE 7
NATIONAL STRIP SHOPPING CENTER MARKET
SECOND QUARTER 1997


KEY INDICATORS                CURRENT QUARTER      LAST QUARTER      YEAR AGO
==========================  ==================== ================= =============
Discount Rate (RR)(a)
=========================== ==================== ================= =============
RANGE                          10.00%-14.00%       10.00%-14.00%   10.00%-14.00%
AVERAGE                           11.55%              11.53%          11.74%
CHANGE (Basis Points)               --                  +2             -19

==========================  ==================== ================= =============
Overall Cap Rate (OAR)(a)
==========================  ==================== ================= =============
RANGE                          8.25%-13.00%        8.25%-13.00%    8.25%-13.00%
AVERAGE                           9.84%               9.85%           9.90%
CHANGE (Basis Points)               --                  -1             -6

==========================  ==================== ================= =============
Market Rent Change Rate(b)
==========================  ==================== ================= =============
RANGE                          0.00%-6.00%         0.00%-6.00%     0.00%-6.00%
AVERAGE                           2.83%               2.73%           2.60%
CHANGE (Basis Points)               --                 +10             +23

==========================  ==================== ================= =============
Expense Change Rate(b)
==========================  ==================== ================= =============
RANGE                          0.00%-5.00%         0.00%-5.00%     2.00%-5.00%
AVERAGE                           3.58%               3.67%           3.99%
CHANGE (Basis Points)               --                  -9             -41

==========================  ==================== ================= =============
Residual Cap Rate
==========================  ==================== ================= =============
RANGE                          8.25%-12.00%        8.25%-12.00%    8.25%-13.50%
AVERAGE                           9.92%               9.92%           10.13%
CHANGE (Basis Points)               --                  0              -21


a. Rate on unleveraged, all-cash transactions
b. Initial rate of change

                      [H.J.Porter Associates - LETTER HEAD]
                                  July 31, 1997

Mr. Anthony Rokovich
Merrill Lynch
World Financial Center - North Tower
New York, NY 10281

                                            Re: Agreement for Appraisal Services

Dear Mr.  Rokovich:

Please allow this to serve as our proposal and agreement for appraised services on the properties described below.

PROPERTY TO BE APPRAISED

The real estate to be appraised is briefly described as:

59 West Shopping Center                        29 North, Shopping Center
700 Academy Drive                              1550 South U.S. Highway 29
Bessemer, AL                                   Cantonment, FL

Clanton Marketplus                             Nine Mile Plaza Shopping Center
Highway 31 & Ollie Avenue                      312 East Nine Mile Road
Clanton, AL                                    Pensacola, FL

Betts Crossing Shopping Center                 Parker Shopping Center
1441 Fox Run Parkway                           208 South Tyndal Parkway
Opelika, AL                                    Parker, FL

Opp Marketplace                                The "T" Shopping Center
507 E. Cummings Road                           17184 Front Beach Road
Opp, AL                                        Panama City Beach, FL

Greenbrier Station Shopping Center             Mandeville Marketplace
1408 Golden Springs Road                       619 N. Causeway Blvd.
Anniston, AL                                   Mandeville, LA

Russell; Crossing Shopping Center
U.S. Highway 280 and Stadium Drive
Phenix City, AL


      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Rokovich
July 31, 1997
page 2

Purpose Of The Appraisal

These appraisal will be made to determine the market value of the leased fee interest of the subject real estate. The term "market value" is as defined in the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

Function Of The Appraisal

It is understood that these appraisals have been requested to function as an underwriting guide for mortgage loan purpose and for use in the securitization of the mortgage. Accordingly, these appraisals may be provided by Merril Lynch to potential investors in a securitization or other sale of the mortgage loan(s).

Scope Of The Appraisal

The scope of this assignment shall include, but not be limited to:

1) Personal contact with the owner or his representative to arrange an on-site inspection.
2)   On-site inspection of the site and improvements.
3)   Review of public records pertaining to the subject.
4) Research into public records and interviews with Realtors(r), management agent, owners, developers, and other appraisers as deemed pertinent, to locate comparable data.
5) Analysis of comparable data and completion of the Cost, Market, and Income Approaches to value as may be deemed applicable.

Report and Delivery

The appraisals will be complete analyses communicated in self-contained narrative reports with all supporting information and exhibits included.

The appraisals will be made in conformance with the Standards of Professional Practice and Code of Ethics of the Appraisal Institute. As such, the reports shall be subject to their review. The appraisals shall also conform to the Uniform Standards of Professional Appraisal Practice as set by the Appraisals Standards Board of the Appraisal Foundation.

The date of appraisals shall be made effective as of the dates of inspection. The reports will be addressed to Mr. Anthony Rokovich, Merrill Lynch. Additionally, the properties will be valued as of the estimated dates of completion of improvements and as of the estimated date of stabilized occupancy, as may be applicable.

Three (3) Copies of the completed reports will be delivered within four weeks of receipt of your authorization to proceed and the required information noted below.

Fee

Our fee for this assignment shall be Forty Six Thousand Dollars ($46,000) due and payable on delivery of the completed report. Any amount past due over sixty
(60) days shall be subject to a late charge of 1-1/2% per month.


                         H. J. Porter & Associates, Inc.

Mr. Rokovich
July 31, 1997
page 3

The fee charged is for the appraisal reports requested. Should revisions be requested due to a change in basic requirements by the client, an additional fee will be charged. Consultations and, if requested in advance, court testimony, stand by, depositions or pre-trial conferences will be charged at a per diem rate of One Thousand Dollars ($1,000.00). Should additional copies of the report be required, they will be made available on reasonable notice at a charge of One Hundred Dollars ($100.00) per copy.

Client Relationship

It is understood that Merrill Lynch is considered to be the Client of H.
J. Porter & Associates. Accordingly, it shall be responsible for payment of all fees due hereunder. Unless authorized in writing, the personnel of
H. J. Porter & Associates are not authorized to, nor will they divulge or discuss any of the findings or conclusions of the appraisal with anyone other than the client.

Information Required

In order to undertake this assignment we will need the following items for each property to begin work. It is my understanding that the borrower, Newton, Oldacre, McDonald will provide this information.

o    Legal name and address of owner.
o    Copy of all current leases on the subject property.
o Transaction data on any sales of the subject (or a portion thereof) during the past five (5) years.
o    Ad Valorem tax information.
o Insurance information including limits of coverage, carrier, annual premium, and agent.
o    Current year to date and prior three years income and expense history.
o    Survey and legal description of property to be appraised.
o    Plot plan.
o Results of any environmental site assessments or testing for hazardous materials.

Upon receipt of the information noted above and an executed copy of the agreement, we will begin work on this assignment. This proposal shall remain open for a period of one week from the above date. If not executed by that date the delivery time and fee quoted are subject to change.

Your choice of us for this assignment is appreciated.

                                            Yours very truly,

                                            By: /s/ David P. Mullins
                                            David P. Mullins, MAI
                                            H. J. Porter & Associates

The above terms and conditions are acceptable and you are authorized to proceed as of this ______ day of _______, 1997. It is understood that the fee agreed upon is due and payable on delivery of the report and by executing this agreement agree to responsibility for this fee.

                                            Client:
                                            By: /s/ Lawrence [ILLEGIBLE]
                                            ------------------------------
                                            Its: Director


                         H. J. Porter & Associates, Inc.

                       ASSUMPTIONS AND LIMITING CONDITIONS

1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser". No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.


                                                 H. J. Porter & Associates, Inc.

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.


                                                 H. J. Porter & Associates, Inc.

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                 H. J. Porter & Associates, Inc.

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.


                                                 H. J. Porter & Associates, Inc.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information. Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.


                                                 H. J. Porter & Associates, Inc.

21.  NOTE:

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.


                                                 H. J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                                 MATTHEW S. RICE

CURRENT STATUS

Matthew S. Rice is involved in the appraisal of and consulting with owners of income producing real estate. He is an Associate Appraiser with H.J. Porter & Associates, Inc., with offices located at:

                           H.J. Porter & Assoc., Inc.
                              631 Stage Road/Box 28
                                Auburn, AL 36830
                                 (334) 826-8682

                       H.J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle, Suite 230
                              Birmingham, AL 35223
                                 (334) 871-3600

                       H.J. Porter & Assoc. Of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331

CERTIFICATION

Mr. Rice is currently a Certified General Real Property Appraiser in the State of Georgia (Certificate #4139) and the State of Alabama (Certificate #463).

EDUCATION

Mr. Rice is a 1985 graduate of the University of Georgia, with a degree in Economics. Professional education includes:


Course                                  Sponsor                     Location
------                                  -------                     --------
Real Estate Appraisal Principles        Appraisal Institute         Atlanta, GA
Standards of Professional Practice      Appraisal Institute         Atlanta, GA
Appraisal Procedures                    Appraisal Institute         Athens, GA
Basic Income Capitalization             Appraisal Institute         Chicago, IL


PROFESSIONAL EXPERIENCE

Assignments include the valuation of commercial properties in twenty-five states throughout the Nation. The scope of Mr. Rice's experience includes the appraisal of office buildings, industrial properties, retail buildings, single-family subdivisions, mobile home parks, vacant land, self storage facilities, and multi-family developments. Additionally, Mr. Rice has performed market studies to determine demand for potential self storage development, and market studies to determine subdivision lot pricing and absorption.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                        HOWARD J. PORTER, JR., MAI, CCIM

CURRENT STATUS

Howard J. Porter, Jr., is involved in the appraisal of and consulting with owners of income producing real estate. He is President of H J Porter & Associates, Inc. with offices located at:

                           H. J. Porter & Assoc., Inc.
                           631 Stage Road/P.O. Box 28
                                Auburn, AL 36830
                                 (334) 826-8682

                       H. J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                       H. J. Porter & Assoc. of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Porter is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 5924). He has served as a member of the SREA Young Advisory Council (1977 & 1978). He served as President of the Birmingham SREA Chapter #106 (1983) and the Montgomery SREA Chapter #127 as President (1986-1987). He is a Realtor(R) Member and past Vice-President of the Lee County Association of Realtors(R), Lee County, AL. He holds the CCIM designation conferred by the Commercial Investment Real Estate Council of the National Association of Realtors(R). He is a member of the International Right of Way Association (Alabama Chapter #26) and is a panel member of the American Arbitration Association.

PROFESSIONAL EDUCATION STATUS

Mr. Porter has taken courses leading to professional designation as offered by the Appraisal Institute (AIREA) and the Society of Real Estate Appraisers (SREA) now merged as The Appraisal Institute. Additionally, he has credit for courses offered by the Real Estate Securities and Syndication Institute (RESSI) the Urban Land Institute (ULI), and the International Right of Way Association (IR/WA), and the Commercial Investment Real Estate Institute. Mr. Porter has also taken various seminars offered by SREA, AIREA, RESSI, IR/WA, Institute of Real Estate Management, and others.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum standards of this program are awarded periodic educational certification. He is currently certified under the Institute's voluntary continuing education program. Mr. Porter is currently a Certified General Real Property Appraiser in Alabama (Certificate #CG51) and a Certified Real Estate Appraiser in Georgia (Certificate #182).

HISTORICAL DATA

Howard J. Porter, Jr., was born in Birmingham, Alabama. He was educated in the Jefferson County School System and graduated from Auburn University. His major fields of study were Economics and Finance with a B.S. Degree in Business Administration.


                                                 H. J. Porter & Associates, Inc.

PROFESSIONAL QUALIFICATIONS OF HOWARD J. PORTER, JR.

Mr. Porter has been a licensed Real Estate Broker in Alabama since 1972 and is a Realtor(R) Member of the Lee County Association of Realtors(R). From 1974 through 1983 he was involved with appraisals, market research, syndication and consulting on various types of real estate. From 1983 through 1985 he was President of a regionally active development company headquartered in Auburn, Alabama. In 1985, H.J. Porter & Associates, Inc. was re-established in Auburn, Alabama with affiliate offices in Birmingham and Montgomery, Alabama.

He has taught college level courses on appraisal principles and practices and USPAP, has served as an adjunct faculty member in the Auburn University Department of Community Planning, and is an appraisal instructor for the International Right of Way Association. He also has given talks to various real estate related groups throughout Alabama. Mr. Porter has developed, constructed, owned, and managed investment real estate for his own and affiliated partnership's account.

              REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:


GOVERNMENTAL                                      CORPORATE
------------                                      ---------
U. S. Internal Revenue Service                    Chrysler Realty Corp.
Jefferson County, AL                              McDonald's Corporation
Montgomery County, AL                             Norfolk Southern Railroad
State of Alabama DOT                              South Central Bell
U.S. Government Services Admin.                   Diversified Products
                                                  Corporation
U.S. Department of the Interior                   INOUE SAKAE Co. (Japan)
U.S. Postal Service                               TIME/LIFE Corporation
Farmers Home Administration                       Baptist Medical Center (B'ham)
Birmingham Airport Authority                      Alabama Power Company
Auburn University                                 Southern Natural Gas
State of Alabama Department of Revenue

LENDERS                                           DEVELOPMENT
-------                                           -----------
SouthTrust Bank                                   Colonial Properties, Inc.
Federal National Mortgage Association             Helms-Roark Development
New York Life Insurance Co.                       Beisel-Moss Development
Provident Mutual Life                             Shannon, Strobel & Weaver
Washington Mortgage Financial                     Polar-BEK, Inc.
Columbus Bank & Trust Co.                         Southern Investment Properties
1st Interstate Mortgage (Chicago)                 McWhorter & Co.
Nations Bank
AmSouth Bank
First Union Bank

Mr. Porter has appeared as an expert witness in Federal Court and Circuit Courts in various Alabama counties. He has served as a Probate Commissioner for the Jefferson County and Lee County Probate Courts.


                                                 H. J. Porter & Associates, Inc.